Exhibit 4.07

PRINCIPAL FINANCIAL GROUP, INC.

and

PRINCIPAL FINANCIAL SERVICES, INC.,

as guarantor

to

WILMINGTON TRUST COMPANY,

as Trustee

JUNIOR SUBORDINATED INDENTURE

Dated as of

i

v

PRINCIPAL FINANCIAL GROUP, INC.

Reconciliation and tie between the Trust Indenture Act of 1939 (including cross-references to provisions of Sections 310 to and including 317 which, pursuant to Section 318(c) of the Trust Indenture Act of 1939, as amended by the Trust Reform Act of 1990, are a part of and govern the Indenture whether or not physically contained therein) and the Indenture.

TRUST INDENTURE ACT SECTION	INDENTURE SECTION

Section 310(a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	609
(b)	608, 610
(c)	Not Applicable

Section 311(a)	613
(b).	613
(b)(2)	703(a)

Section 312(a)	701, 702(a)
(b)	702(b)
(c)	702(c)

Section 313(a)	703(a)
(b)	703(b)
(c)	703(a), 703(b)
(d)	703(c)

Section 314(a)(1)	704
(a)(2)	704
(a)(3)	704
(a)(4)	1006
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
(f)	Not Applicable

Section 315(a)	601(a)
(b)	602, 703(a)
(c)	601(b)
(d)	601(c)
(d)(1)	601(a)
(d)(2)	601(c)
(d)(3)	601(c)
(e)	514

Section 316(a)	101
(a)(1)(A)	512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
(c)	104(f)

Section 317(a)(1)	503
(a)(2)	504
(b)	1003

Section 318(a)	107

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

vii

JUNIOR SUBORDINATED INDENTURE, dated as of           ,          between PRINCIPAL FINANCIAL GROUP, INC., a Delaware corporation (hereinafter called the “Company”) PRINCIPAL FINANCIAL SERVICES, INC., an Iowa corporation and wholly-owned subsidiary of the Company, as guarantor (hereinafter called the “Subsidiary Guarantor”), each having its principal office at 711 High Street, Des Moines, Iowa 50392, and WILMINGTON TRUST COMPANY, a Delaware banking corporation duly organized and existing under the laws of the State of Delaware, as trustee (hereinafter called the “Trustee”).

RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTOR

Each of the Company and the Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Company’s unsecured junior subordinated debt securities in series (hereinafter called the “Securities”) of substantially the tenor hereinafter provided, including, without limitation, Securities issued to evidence loans made to the Company of the proceeds from the issuance from time to time by one or more statutory trusts (each a “Principal Trust”, and collectively, the “Principal Trusts”) of preferred trust interests in such Trusts (the “Preferred Securities”) and common interests in such Trusts (the “Common Securities”), and, if applicable, the guarantee thereof by the Subsidiary Guarantor, on an unsecured junior subordinated basis and subject to the limitations hereinafter provided, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered.

All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and, if applicable, any guarantee, the valid obligation of the Subsidiary Guarantor, and to make this Indenture a valid agreement of the Company and, to the extent applicable, the Subsidiary Guarantor, in accordance with their and its terms, have been done.

NOW THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

Definitions and other Provisions of General Application

Section 101     Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)           All other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles which are generally accepted at the date or time of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company; and

(4)           The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Six, are defined in that Article.

“Act”, when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Interest” means the interest, if any, that shall accrue on any interest on the Securities of any series that is in arrears for more than one interest payment period or not paid during any Extension Period, which in either case shall accrue at the rate per annum specified or determined as specified in such Security.

“Additional Sums” has the meaning specified in Section 1007.

“Additional Taxes” means the sum of additional taxes, duties and other governmental charges to which a Principal Trust has become subject from time to time as a result of a Tax Event.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Company shall not be deemed to include any Principal Trust to which Securities have been issued.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Board of Directors” means the board of directors of the Company or the Subsidiary Guarantor, as applicable, any duly authorized committee of that board or any officer of the Company or the Subsidiary Guarantor, delegated the power of either the board of directors of the Company or the Subsidiary Guarantor, as applicable, or any committee of that board duly authorized to act hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary, the Corporate Secretary or an Assistant Secretary of the Company or the Subsidiary Guarantor, as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee, or, with respect to the Securities of a series issued to a Principal Trust, the principal office of the Property Trustee under the related Trust Agreement, is closed for business.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Common Securities” has the meaning specified in the first recital of this Indenture.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” and “Company Order” mean, respectively, the written request or order signed in the name of the Company by the Chairman, President, Chief Executive Officer, a Vice President or any other person duly authorized from time to time by the Company or its Board of Directors, and by the Treasurer, an Associate Treasurer, a Director, Corporate Treasury, the Controller, the Secretary, the Corporate Secretary, an Assistant Secretary of the Company or any other person duly authorized from time to time by the Company or its Board of Directors, and delivered to the Trustee or, with respect to Company Requests and Company Orders delivered pursuant to Sections 303,

304, 305 and 603, any other employee of the Company named in an Officer’s Certificate delivered to the Trustee.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

“Corporation” includes corporations, associations, companies and business trusts.

“Current Value” has the meaning specified in Section 1107.

“Defaulted Interest” has the meaning specified in Section 307.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 301 with respect to such series (or any successor thereto).

“Discounted Remaining Fixed Amount Payments” has the meaning specified in Section 1107.

“Discounted Swap Equivalent Payments” has the meaning specified in Section 1107.

“Dollar” means the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Event of Default”, unless otherwise specified in the supplemental indenture creating a series of Securities, has the meaning specified in Section 501

“Extension Period” has the meaning specified in Section 311.

“Foreign Currency” means any currency issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Global Security” means a Security in the form prescribed in Section 204 evidencing all or part of a series of Securities, issued to the Depositary or its nominee for such series, and registered in the name of such Depositary or its nominee.

“Government Obligations” means, with respect to the Securities of any series, securities which are (i) direct obligations of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed by the United States of America and which, in either case, are full faith and credit obligations of the United States of America and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Holder” means a Person in whose name a Security is registered in the Securities Register.

“Indebtedness” of any Person means the principal of (and premium, if any) and interest due on indebtedness of such Person, whether outstanding on the date of this Indenture or thereafter created, incurred or assumed, whether recourse is to all or a portion of the assets of such Person and whether or not contingent which is (i) indebtedness for money borrowed, and (ii) any amendments, renewals, extensions, modifications and refundings of any such indebtedness.  For the purposes of this definition, “indebtedness for money borrowed” means (a) any obligation of, or any obligation guaranteed by, such Person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (b) any obligation of, or any such obligation guaranteed by, such Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any property, assets or business shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created), and (c) any obligations of such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such Person is a party.  Indebtedness does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, and shall include the terms of each particular series of Securities established as contemplated by Section 301.

“Interest Payment Date” means, as to each series of Securities, the Stated Maturity of an installment of interest on such Securities.

“Interest Rate” means the rate of interest specified or determined as specified in each Security as being the rate of interest payable on such Security.

“Investment Company Event” means, in respect of a Principal Trust, the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a “Change in 1940 Act Law”) to the effect that such Principal Trust is or will be considered an “investment company” that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities of such Principal Trust.

“Junior Subordinated Payment” has the meaning specified in Section 1202.

“Lien” means any mortgage, pledge, lien, security interest or other encumbrance.

“Maturity” when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Officers’ Certificate” means a certificate signed by the (i) Chairman, President, Chief Executive Officer or any Vice President, and (ii) the Treasurer, any Associate Treasurer, any Assistant Treasurer, the Controller, the Secretary, the Corporate Secretary or any Assistant Secretary of the Company or the Subsidiary Guarantor, as applicable, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company or the Subsidiary Guarantor, as applicable.

“Original Issue Date” means the date of issuance specified as such in each Security.

“Original Issue Discount Security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

“Outstanding” means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:  (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation; (ii) Securities for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made; and (iii) Securities in substitution for or in lieu of which other Securities have been authenticated and delivered or which have been paid pursuant to Section 306, unless proof satisfactory to the Trustee is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of the Company, or any other obligor on the Securities or any Affiliate of the Company or such obligor, and, subject to the provisions of Section 601, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

“Paying Agent” means the Trustee or any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, with respect to the Securities of any series, the place or places where the principal of (and premium, if any) and interest on the Securities of such series are payable pursuant to Section 301 or 311.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any security authenticated and delivered under Section 306 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“Preferred Securities” has the meaning specified in the first recital of this Indenture.

“Principal Guarantee” means the guarantee by the Company of distributions on the Preferred Securities of a Principal Trust to the extent provided in the Principal

Guarantee Agreement, substantially in the form attached hereto as Annex C, or substantially in such form as may be specified as contemplated by Section 301 with respect to the Securities of any series, in each case as amended from time to time.

“Principal Guarantee Agreement” means the Guarantee Agreement executed and delivered by the Company and Wilmington Trust Company, as trustee, contemporaneously with the execution and delivery of the Trust Agreement, for the benefit of the holders of the Preferred Securities, as amended from time to time.

“Principal Trust” has the meaning specified in the first recital of this Indenture.

“Proceeding” has the meaning specified in Section 1202.

“Property Trustee” means, in respect of any Principal Trust, the commercial bank or trust company identified as the “Property Trustee” in the related Trust Agreement, solely in its capacity as Property Trustee of such Principal Trust under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

“Regular Record Date” for the interest payable on any Interest Payment Date with respect to the Securities of a series means, unless otherwise provided pursuant to Section 301 with respect to Securities of a series, the date which is fifteen days next preceding such Interest Payment Date (whether or not a Business Day).

“Responsible Officer” when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee from time to time to administer its corporate trust matters.

“Restricted Subsidiary” means Principal Life Insurance Company and any other Subsidiary which is incorporated under the laws of any state of the United States or the District of Columbia and which is a regulated insurance company principally engaged in one or more of the life, annuity, property and casualty insurance businesses, provided that no such Subsidiary, other than Principal Life Insurance Company, shall be a Restricted Subsidiary if (i) the total assets of such Subsidiary are less than 10% of the total assets of the Company and its consolidated Subsidiaries (including such Subsidiary), in each case as set forth on the most recent fiscal year-end balance sheets of such Subsidiary and the Company and its consolidated Subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or (ii) in the judgment of the Board of Directors, as evidenced by a Board Resolution, such Subsidiary is not material to the financial condition of the Company and its consolidated Subsidiaries taken as a whole.

“Securities” or “Security” means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.

“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 305.

“Senior Indebtedness” means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or the Subsidiary Guarantor, as applicable, whether or not such claim for post-petition interest is allowed in such proceeding), on Indebtedness (of the Company or the Subsidiary Guarantor, as applicable), whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding or pursuant to the terms established pursuant to Section 301 hereof, it is provided that such obligations are not superior in right of payment to the Securities or to other Indebtedness which is pari passu with, or subordinated to, the Securities.

“Special Event” means a Tax Event or an Investment Company Event.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon means the date specified in such Security as the date on which the principal of such Security or such installment of interest is due and payable.

“Subsidiary” means any corporation of which, at the time of determination, the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the outstanding shares of voting stock.  For purposes of this definition, “voting stock” means stock which has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Subsidiary Guarantee” when used with respect to the Securities of or within any series, means a guarantee by the Subsidiary Guarantor, on a junior subordinated basis, of the obligations of the Company under the Securities, which guarantee may be included in an indenture or indentures supplemental hereto; provided, however, that the Subsidiary Guarantor may guarantee, on a junior subordinated basis, only obligations of the Company under non-convertible securities.

“Subsidiary Guarantor” means the Person named as the “Subsidiary Guarantor” in the first paragraph of this instrument and its successors and assigns.

“Tax Event” means the receipt by a Principal Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities of such Principal Trust, there is more than an insubstantial risk that (i) the Principal Trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income received or accrued on the corresponding series of Securities, (ii) interest payable by the Company on the corresponding series of Securities is not, or within 90 days of the date thereof, will not be, deductible, in whole or in part, for United States Federal income tax purposes or (iii) the Principal Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Trust Agreement” means the Trust Agreement substantially in the form attached hereto as Annex A, as amended by the form of Amended and Restated Trust Agreement substantially in the form attached hereto as Annex B, or substantially in such form as may be specified as contemplated by Section 301 with respect to the Securities of any series, in each case as amended from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder and, if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbb), as amended and as in effect on the date as of this Indenture, except as provided in Section 905.

“Vice President” when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 102            Compliance Certificate and Opinions.  Upon any application or request by the Company or the Subsidiary Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Subsidiary Guarantor, as the case may be, shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent (including covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants compliance with which constitute a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 1006) shall include:

(1)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103            Forms of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104            Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee, and, where it is hereby expressly required, to the Company and the Subsidiary Guarantor.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee, the Company, the Subsidiary Guarantor and any agent of the Trustee, the Company or the Subsidiary Guarantor, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a Person acting in other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)           The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

(d)           The ownership of Securities shall be proved by the Securities Register.

(e)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, the Company or the Subsidiary Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

(f)            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to take any action under this Indenture by vote or consent.  Except as otherwise provided herein, such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Securityholders furnished to the Trustee pursuant to Section 701 prior to such solicitation.  If a record date is fixed, those persons who were Securityholders at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date, provided, however, that unless such vote or consent is obtained from the Holders (or their duly designated proxies) of the requisite principal amount of Outstanding Securities prior to the date which is the 120th day after such record date, any such vote or consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

Section 105            Notices, Etc. to Trustee, Company and Subsidiary Guarantor.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, (1) the Trustee by any Holder or by the Company or by the Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust office, (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise provided in Section 501 hereof) hereunder if in writing and mailed, first class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company or (3) the Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose (except as otherwise provided in Section 501 hereof) hereunder if in writing and mailed, first class, postage prepaid, to the Subsidiary Guarantor addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Subsidiary Guarantor.  None of the Company, the Subsidiary Guarantor nor the Trustee shall be deemed to have received any such request, demand, authorization, direction, notice, consent, waiver or Act of Holders unless given, furnished or filed as provided in this Section 105.

Section 106            Notice to Holders; Waiver.  Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 107            Conflict With Trust Indenture Act.  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

Section 108            Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109            Successors and Assigns.  All covenants and agreements in this Indenture by the Company or the Subsidiary Guarantor shall bind their respective successors and assigns, whether so expressed or not.

Section 110            Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111            Benefits of Indenture.  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent and their successors and assigns and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112            Governing Law.  This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 113            Non-Business Days.  In any case where any Interest Payment Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day and no interest shall accrue for the period from and after such Interest Payment Date or Stated Maturity, as the case may be, until the next succeeding Business Day, in each case with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day.

ARTICLE TWO

Security Forms

Section 201            Forms Generally.  The Securities of each series and the Trustee’s certificate of authentication shall be in substantially the forms set forth in this Article, or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such securities, as evidenced by their execution of the Securities.  If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by 303 with respect to the authentication and delivery of such Securities.

The Trustee’s certificates of authentication shall be substantially in the form set forth in this Article.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange on which the Securities may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such securities.

Section 202            Form of Face of Security.  [If the Security is a Global Security, insert — This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company (the “Depository”) or a nominee of the Depository.  This Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture and no transfer of this Security (other than a transfer of this Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to Principal Financial Group, Inc. or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]  If the Security is an Original Issue Discount Security, insert — This Security was issued with original issue discount for United States Federal income tax purposes.  For further information, please contact [name, title and address or telephone number of a representative of the Company].

PRINCIPAL FINANCIAL GROUP, INC.
(Title of Security)

No.	$

PRINCIPAL FINANCIAL GROUP, INC., a corporation organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to               , or registered assigns, the principal sum of              Dollars on                 ,[; provided that the Company may (i) change the maturity date upon the occurrence of an exchange of the Securities for the Trust Securities subject to certain conditions set forth in Section 314 of the Indenture, which changed maturity date shall in no case be earlier than           , or later than           , and (ii) extend the maturity date subject to certain conditions specified in Section 314 of the Indenture, which extended maturity date shall in no case be later than        ,].  The Company further promises to pay interest on said principal sum from             ,        or from the most recent interest payment date (each such date, an “Interest Payment Date”) on which interest has been paid or duly provided for, [monthly] [quarterly] [semi-annually] [if applicable, insert-(subject to deferral as set forth herein)] in arrears on [insert applicable Interest Payment Dates] of each year, commencing             ,       , at the rate of       % per annum, until the principal hereof shall have become due and payable, [if applicable, insert- plus Additional Interest, if any,] until the principal hereof is paid or duly provided for or made available for payment [if applicable, insert- and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of       % per annum, compounded [monthly] [quarterly] [annually].  The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year.  The amount of interest payable for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.  In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.  A “Business Day” shall mean any day other than a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee [if applicable, insert; or the principal office of the Property Trustee under the Trust Agreement hereinafter referred to for Principal Capital     ,] is closed for business.  The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the [[insert Regular Record Dates] (whether or not a Business Day)] [close of business on the Business Day] next preceding such Interest Payment Date.  Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

[If applicable, insert- The Company shall have the right at any time during the term of this Security, from time to time, to defer the payment of interest otherwise due and payable on such Security for up to      consecutive [months] [quarters] with respect to each deferral period (each an “Extension Period”), during which periods the Company shall have the right to make no or partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); [provided that [during any such Extension Period, the Company will not, and will not permit any Subsidiary of the Company to (i) declare or pay any dividends or distributions or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s outstanding capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt security or guarantee that ranks pari passu with or junior in interest to this Security (other than (a) dividends or distributions in common stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company’s Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights in the future, and (c) payments under any Principal Guarantee (as defined in the Indenture))]  [insert other applicable provisions].]  Prior to the termination of any such Extension Period, the Company may further defer payment of interest, provided that the Company may not defer payment of interest beyond the Maturity of this Security.  Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements.  No interest shall be due and payable during an Extension Period except at the end thereof.  The Company shall give the Holder of this Security and the Trustee notice of its selection of an Extension Period at least one Business Day prior to the Interest Payment Date [if applicable, insert- the earlier of (i) the date the Distributions on the Preferred Securities are payable or (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert-; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register].

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payments to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to the provisions of the Indenture with respect thereto.  Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.  Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness of the Company, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

PRINCIPAL FINANCIAL GROUP, INC.

By:

Section 203            Form of Reverse of Security.  This Security is one of a duly authorized issue of securities of the Company, (herein called the “Securities”), issued and to be issued in one or more series under a Junior Subordinated Indenture, dated as of               ,          (herein called the “Indenture”), between the Company, Principal Financial Services, Inc. as guarantor (herein called the “Subsidiary Guarantor”) and Wilmington Trust Company, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company, the Subsidiary Guarantor and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof[, limited in aggregate principal amount to $            ].

All terms used in this Security that are defined in the Indenture [if applicable, insert- or in the Trust Agreement, dated                   , as amended (the “Trust Agreement”), among Principal Financial Group, Inc. as Depositor, and the Trustees named therein, for Principal Capital     ,] shall have the meanings assigned to them in the Indenture [if applicable, insert- or the Trust Agreement, as the case may be].

[If applicable, insert- The Company may, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem this Security after its date of issuance in whole or in part at any time and from time to time, without premium or penalty, at a redemption price equal to the accrued and unpaid interest [if applicable, insert-, including Additional Interest, if any,] to the date fixed for redemption, plus the greater of (a) the principal amount thereof and (b) an amount equal to [for Securities bearing interest at a fixed rate:  the Discounted Remaining Fixed Amount Payments] [for Securities bearing interest determined by a floating rate:  the Discounted Swap Equivalent Payments].

[If applicable, insert- If a Special Event in respect of a Principal Trust shall occur and be continuing, the Company may, at its option, redeem the corresponding series of Securities on any date falling within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of Section 1107 and the other provisions of Article Eleven of the Indenture.  The redemption price for any Security so redeemed shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.]

[Installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of the Securities of this series, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms.]

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

[If the Security is not an Original Issue Discount Security, - If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.] [If the security is an Original Issue Discount Security, - If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.  Such amounts shall be equal to - insert formula for determining the amount.  Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this

Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Securities of this series are issuable only in registered form without coupons in denominations of $         and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of such series of a different authorized denomination, as requested by the Holder surrendering the same.

[If applicable, insert- The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.]

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 204            Additional Provisions Required in Global Security.  Any Global Security issued hereunder shall, in addition to the provisions contained in Sections 202 and 203 bear a legend in substantially the following form:

“This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary.  This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.”

Section 205            Form of Trustee’s Certificate of Authentication.  This is one of the Securities referred to in the within mentioned Indenture.

Wilmington Trust Company, as Trustee

By:
Authorized Officer

Dated:

ARTICLE THREE

The Securities

Section 301            Title and Terms.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  There shall be established in or pursuant to a Board Resolution, and set forth in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of a series:

(A)          the title of the Securities of such series, which shall distinguish the Securities of the series from all other Securities;

(B)           the limit, if any, upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 304, 305, 306, 906 or 1106); provided, however, that the authorized aggregate principal amount of such series may be increased above such amount by a Board Resolution to such effect;

(C)           the Stated Maturity or Maturities on which the principal of the Securities of such series is payable or the method of determination thereof;

(D)          the rate or rates, if any, at which the Securities of such series shall bear interest, if any, the rate or rates and extent to which Additional Interest, if any, shall be payable in respect of any Securities of such series, the Interest Payment Dates on which such interest shall be payable, the right, pursuant to Section 311 or as otherwise set forth therein, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date for the interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined;

(E)           the place or places where the principal of (and premium, if any) and interest on the Securities of such series shall be payable, the place or places where the Securities of such series may be presented for registration of transfer or exchange, and the place or places where notices and demands to or upon the Company in respect of the Securities of such series may be made;

(F)           the period or periods within or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the Securities of such series may be redeemed, in whole or in part, at the option of the Company;

(G)           the obligation or the right, if any, of the Company or the Subsidiary Guarantor, as applicable, to redeem, repay or purchase the Securities of such series pursuant to any sinking fund, amortization or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(H)          the denominations in which any Securities of such series shall be issuable, if other than denominations of $25 and any integral multiple thereof;

(I)            if other than Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable, or in which the Securities of the series shall be denominated;

(J)            the additions, modifications or deletions, if any, in the Events of Default or covenants of the Company or the Subsidiary Guarantor set forth herein with respect to the Securities of such series;

(K)          if other than the principal amount thereof, the portion of the principal amount of Securities of such series that shall be payable upon declaration of acceleration of the Maturity thereof;

(L)           the additions or changes, if any, to this Indenture with respect to the Securities of such series as shall be necessary to permit or facilitate the issuance of the Securities of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(M)         any index or indices used to determine the amount of payments of principal of and premium, if any, on the Securities of such series or the manner in which such amounts will be determined;

(N)          the issuance of a temporary Global Security representing all of the Securities of such series and exchange of such temporary Global Security for definitive Securities of such series;

(O)          whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Securities, which Depositary shall be a clearing agency registered under the Securities Exchange Act of 1934, as amended;

(P)           the appointment of any Paying Agent or Agents for the Securities of such series;

(Q)          the terms of any right to convert or exchange Securities of such series into any other securities or property of the Company, and the additions or changes, if any, to this Indenture with respect to the Securities of such series to permit or facilitate such conversion or exchange;

(R)           the form or forms of the Trust Agreement, Amended and Restated Trust Agreement and Guarantee Agreement, if different from the forms attached hereto as Annexes A, B and C, respectively;

(S)           the relative degree, if any, to which the Securities of the series shall be senior to or be subordinated to other series of Securities in right of payment, whether such other series of Securities are Outstanding or not;

(T)           whether and under what circumstances any or all of the provisions of this Indenture relating to the subordination of the Securities (including the provisions of Article Twelve), or different subordination provisions, including a different definition of “Senior Indebtedness” will apply or cease to apply to Securities of such series;

(U)          provided the Securities of such series are non-convertible, whether the Subsidiary Guarantor will guarantee, on an unsecured junior subordinated basis, the obligations of the Company under the Securities of such series and if so, the specific terms and form of such Subsidiary Guarantee or Subsidiary Guarantees, any related modifications, amendments, supplements or deletions of any of the terms of this Indenture, and a statement that the Subsidiary Guarantor shall be an “obligor” as such term is defined in and solely for purposes of the Trust Indenture Act and shall be required to comply with those provisions of this

Indenture compliance with which is required by an “obligor” under the Trust Indenture Act; and

(V)           any other terms of the Securities of such series or any related Subsidiary Guarantee (which terms shall not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of this Indenture with respect to such series), including any terms which may be required by or advisable under United States laws or regulations or advisable (as determined by the Company) in connection with the marketing of Securities of the series;

provided, that if the Subsidiary Guarantor will guarantee the obligations of the Company under the Securities of a series, such matters shall be established in one or more indenture supplements hereto to which the Company, the Subsidiary Guarantor and the Trustee shall be a party.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided herein or in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

Section 302            Denominations.  The Securities of each series shall be in registered form without coupons and shall be issuable in denominations of $25 and any integral multiple thereof, unless otherwise specified as contemplated by Section 301.

Section 303            Execution, Authentication, Delivery and Dating.  The Securities shall be executed on behalf of the Company by its President or one of its Vice Presidents.  The signature of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signature of an individual who was at any time a proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication.  Securities may be authenticated on original issuance from time to time and delivered pursuant to such procedures acceptable to the Trustee (“Procedures”) as may be specified from time to time by Company Order.  Procedures may authorize authentication and delivery pursuant to oral instructions of the Company or a duly authorized agent, which instructions shall be promptly confirmed in writing.

Prior to the delivery of a Security in any such form to the Trustee for authentication, the Company shall deliver to the Trustee the following:

(A)          A Company Order requesting the Trustee’s authentication and delivery of all or a portion of the Securities of such series, and if less than all, setting forth procedures for such authentication;

(B)           The Board Resolution by or pursuant to which such form of Security has been approved, and the Board Resolution, if any, by or pursuant to which the terms of the Securities of such series have been approved, and, if pursuant to a Board Resolution, an Officers’ Certificate describing the action taken;

(C)           An Officers’ Certificate dated the date such certificate is delivered to the Trustee, stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in such form and with such terms have been complied with; and

(D)          An Opinion of Counsel stating that (i) the form of such Securities has been duly authorized and approved in conformity with the provisions of this Indenture; (ii) the terms of such Securities have been duly authorized and determined in conformity with the provisions of this Indenture, or, if such terms are to be determined pursuant to Procedures, when so determined such terms shall have been duly authorized and determined in conformity with the provisions of this Indenture; and (iii) Securities in such form when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture within the authorization as to aggregate principal amount established from time to time by the Board of Directors and sold in the manner specified in such opinion of Counsel, will be the legal, valid and binding obligations of the Company entitled to the benefits of this Indenture, subject to applicable bankruptcy, reorganization, insolvency and similar laws generally affecting creditors’ rights, to general equitable principles except as enforcement thereof may be limited by (A) requirements that a claim with respect to any Securities denominated other than in Dollars (or a Foreign Currency or currency unit judgment in respect of such claim) be converted into Dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in Foreign Currencies or currency units or payments outside the United States and subject to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities;

provided, however, that the Trustee shall be entitled to receive the documents referred to in Clauses (b), (c) and (d) above only at or prior to the first request of the Company to the Trustee to authenticate Securities of such series.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 304            Temporary Securities.  Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Securities of such series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for that purpose without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Securities.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 305            Registration, Transfer and Exchange.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  Such register is herein sometimes referred to as the “Securities Register.”  The Trustee is hereby appointed “Securities Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at the office or agency of the Company designated for that purpose the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denominations, of a like aggregate principal amount, of the same original Issue Date and Stated Maturity and having the same terms.

At the option of the Holder, Securities may be exchanged for other Securities of the same series of any authorized denominations, of a like aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms, upon surrender of the Securities to be exchanged at such office or agency.  Whenever any securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Every Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Securities Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1106.

Notwithstanding any of the foregoing, any Global Security of a series shall be exchangeable pursuant to this Section 305 for Securities registered in the names of Persons other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series.  Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as such Depositary shall direct.

Notwithstanding any other provision in this Indenture, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

Neither the Company nor the Trustee shall be required, pursuant to the provisions of this Section, (a) to issue, transfer or exchange any Security of any series during a period beginning at the opening of business 15 calendar days before the day of selection for redemption of Securities pursuant to Article Eleven and ending at the close of business on the day of mailing of notice of redemption or (b) to transfer or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, any portion thereof not to be redeemed.

Section 306            Mutilated, Destroyed, Lost and Stolen Securities.  If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity and bearing the same Interest Rate as such mutilated Security, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the issuing Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity and bearing the same Interest Rate as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 307            Payment of Interest; Interest Rights Preserved.  Interest on any Security of any series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest in respect of Securities of such series, except that, unless otherwise provided in the Securities of such series, interest payable on the Stated Maturity of a Security shall be paid to the Person to whom principal is paid.  The initial payment of interest on any Security of any series which is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security or in the Board Resolution pursuant to Section 301 with respect to the related series of Securities.

Any interest on any Security which is payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities of such series (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series in respect of which interest is in default (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided.  Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Security of such series at the address of such Holder as it appears in the Securities Register not less than 10 days prior to such Special Record Date.  The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the [Borough of Manhattan, The City of New York], but such publication shall not be a condition precedent to the establishment of such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

(2)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of the series in respect of which interest is in default may be listed and, upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 308            Persons Deemed Owners.  The Company, the Subsidiary Guarantor, the Trustee and any agent of the Company, the Subsidiary Guarantor or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest on such Security or any payment pursuant to any Subsidiary Guarantee of such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Subsidiary Guarantor, the Trustee and any agent of the Company, the Subsidiary Guarantor or the Trustee shall be affected by notice to the contrary.

Section 309            Cancellation.  All Securities surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture.  All canceled Securities shall be disposed of by the Trustee as directed by a Company Order and the Trustee shall deliver to the Company a certificate evidencing the disposition of the cancelled securities.

Section 310            Computation of Interest.  Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months and interest on the Securities of each series for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months.

Section 311            Deferrals of Interest Payments.  If specified as contemplated by Section 301 with respect to the Securities of a particular series, the Company shall have the right, at any time during the term of such series, from time to time to defer the payment of interest otherwise due and payable on such Securities for such period or periods as may be specified as contemplated by Section 301 (each, an “Extension Period”) during which periods the Company shall have the right to make no or partial payments of interest on any Interest Payment Date, and at the end of such Extension Period the Company shall pay all interest then accrued and unpaid thereon (together with Additional Interest thereon, if any, at the rate specified for the Securities of such series to the extent permitted by applicable law), provided, however, that, unless otherwise specified with respect to Securities of such series pursuant to Section 301, during any such Extension Period, the Company shall not, and shall cause any Subsidiary not to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities or guarantees that rank pari passu with or junior in interest to the Securities of such series (other than (a) dividends or distributions in common stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company’s Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights in the future, and (c) payments under any Principal Guarantee).  Prior to the termination of any such Extension Period, the Company may further defer payment of interest, provided that the Company may not defer payment of interest beyond the Maturity of such Securities.  Upon termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements.  No interest shall be due and payable during an Extension Period, except at the end thereof.  The Company shall give the Holders of the Securities of such series and the Trustee notice of its selection of such Extension Period at least one Business Day prior to the Interest Payment Date or, with respect to the Securities of a series issued to a Principal Trust, prior to the earlier of (i) the date the Distributions on the Preferred Securities of such Principal Trust are payable or (ii) the date the Administrative Trustees of such Principal Trust are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

The Trustee shall promptly give notice of the Company’s selection of such Extension Period to the Holders of the outstanding Securities of such series.

Section 312            Right of Set-Off.  With respect to the Securities of a series issued to a Principal Trust, notwithstanding anything to the contrary in the Indenture, the Company shall have the right to set-off any payment it is otherwise required to make thereunder in respect of any such Security to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Principal Guarantee relating to such Security or a payment to any Holder of a corresponding series of Preferred Securities in connection with a suit instituted pursuant to Section 508.

Section 313            Agreed Tax Treatment.  Each Security issued hereunder shall provide that the Company and, by its acceptance of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Security agree that for United States Federal, state and local tax purposes it is intended that such Security constitute indebtedness.

Section 314            Extension of Stated Maturity; Adjustment of Stated Maturity Upon an Exchange.  If specified as contemplated by Section 202 with respect to the Securities of a particular series, the Company shall have the right to (a) change the Maturity Date of the Securities of such series upon the liquidation of a Principal Trust and the exchange of such Securities for the Preferred Securities of such Principal Trust and (b) extend the Stated Maturity for the Securities of such series; provided, that at time any election to extend the Maturity Date is made and at the time of such extension, (i) the Company is not in bankruptcy, otherwise insolvent or in liquidation, (ii) the Company is not in default in the payment of any interest or principal on the Securities of such series and no deferred interest payments thereon have accrued, (iii) the applicable Principal Trust is not in arrears on payments of Distributions on its Preferred Securities and no deferred Distributions thereon are accumulated, (iv) the Securities are rated not less than [BBB- by Standard & Poor’s Ratings Services or Baa3 by Moody’s Investors Service, Inc.] or the equivalent by any other nationally recognized statistical rating organization and (v) the extended Stated Maturity is no later than the 49th anniversary of the initial issuance of the Preferred Securities of the applicable Principal Trust; provided, further, that, if the Company exercises its right to liquidate the Principal Trust and exchange the Securities of such series for the Preferred Securities of such Principal Trust as specified in clause (a) above, any changed Stated Maturity of the Securities of such series shall be no earlier than the date that is five years after the issuance of the Preferred Securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the above-

referenced conditions are satisfied) after the date of the initial issuance of the Preferred Securities of the applicable Principal Trust.

Section 315            CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE FOUR

Satisfaction and Discharge

Section 401            Satisfaction and Discharge of Indenture.  This Indenture shall cease to be of further effect with respect to Securities of a series (except as to (i) any surviving rights of transfer, substitution and exchange of Securities, (ii) rights hereunder of Holders to receive payments of principal of (and premium, if any) and interest on such Securities and other rights, duties and obligations of the Holders as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights and obligations of the Trustee hereunder), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when

(1)           either

(A)          all such Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(B)           all such Securities not theretofore delivered to the Trustee for cancellation

(i)  have become due and payable, or

(ii)  will become due and payable at their Stated Maturity within one year, and the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the currency or currencies in which the Securities of such series are payable sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (including any Additional Interest) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity;

(2)           the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such Securities; and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

Section 402            Application of Trust Money.  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 or money or Government Obligations deposited with the Trustee pursuant to Section 403, or received by the Trustee in respect of Government Obligations deposited with the Trustee pursuant to Section 403, shall be held in trust and applied by it, in accordance with the provisions of the Securities of the applicable series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money or obligations have been deposited with or received by the Trustee; provided, however, such moneys need not be segregated from other funds except to the extent required by law.

Section 403            Satisfaction, Discharge and Defeasance of Securities of Any Series.  Unless otherwise provided in the Board Resolution adopted pursuant to Section 301 establishing the terms of the Securities of any series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of any such series and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when

(1)           with respect to all Outstanding Securities of such series,

(A)          the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on all Outstanding Securities of such series for principal (and premium, if any) and interest (including any Additional Interest) to the Stated Maturity or any Redemption Date as contemplated by the penultimate paragraph of this Section 403, as the case may be; or

(B)           the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as obligations in trust for such purpose an amount of Government Obligations as will, in the written opinion of independent public accountants delivered to the Trustee, together with predetermined and certain income to accrue thereon, without consideration of any reinvestment thereof, be sufficient to pay and discharge when due the entire indebtedness on all Outstanding Securities of such series for principal (and premium, if any) and interest (including any Additional Interest) to the Stated Maturity or any Redemption Date as contemplated by the penultimate paragraph of this Section 403, as the case may be; and

(2)           the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Securities of such series; and

(3)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Securities of any such series have been complied with.

Any deposits with the Trustee referred to in Section 403(1) above shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance reasonably satisfactory to the Trustee.  If any Outstanding Securities of such series are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory sinking fund requirement, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.  If the Securities of such series are not to become due and payable at their Stated Maturity or upon call for redemption within one year of the date of deposit, then the Company shall give, not later than the date of such deposit, notice of such deposit to the Holders of Securities of such series.

Upon the satisfaction of the conditions set forth in this Section 403 with respect to all the Outstanding Securities of any series, the terms and conditions of such series, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company; provided, that the Company shall not be discharged from any payment obligations in respect of Securities of such series which are deemed not to be Outstanding under clause (iii) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law.

ARTICLE FIVE

Remedies

Section 501            Events of Default.  “Event of Default”, wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)           default in the payment of any interest upon any Security of that series, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of 30 days (subject to the deferral of any due date in the case of an Extension Period); or

(2)           default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

(3)           default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied; or

(4)           the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(5)           the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by the Company in furtherance of any such action; or

(6)           any other Event of Default with respect to Securities of that series.

Section 502            Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than an Event of Default specified in Section 501(4) or 501(5)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), provided that, in the case of the Securities of a series issued to a Principal Trust, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series fail to declare the principal of all the Securities of that series to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding series of Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified amount) of and the accrued interest (including any Additional Interest) on all the Securities of such series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article Twelve.  If an Event of Default specified in Section 501(4) or 501(5) with respect to Securities at the time Outstanding occurs, the principal amount on all the Securities shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)           the Company has paid or deposited with the Trustee a sum sufficient to pay

(A)          all overdue installments of interest (including any Additional Interest) on all Securities of that series,

(B)           the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

(C)           to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate borne by the Securities, and

(D)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)           all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which has become due solely by such acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Upon receipt by the Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice.  The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect.  Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 502.

Section 503            Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:

(1)           default is made in the payment of any installment of interest (including any Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(2)           default is made in the payment of the principal of (and premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, including any sinking fund payment or analogous obligations (and premium, if any) and interest (including any Additional Interest), including, to the extent that payment of such interest shall be lawful, interest on any overdue principal (and premium if any) and on any overdue installments of interest (including any Additional Interest) at the rate borne by the Securities; and, in addition thereto, all amounts owing the Trustee under Section 607.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504            Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors:

(a)           the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest (including any Additional Interest)) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)            to file and prove a claim for the whole amount of principal (and premium, if any) and interest (including any Additional Interest) owing and unpaid in respect to the Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and any predecessor to the Trustee under Section 607 and of the Holders allowed in any such judicial proceedings; and

(ii)           and in particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 506; and

(b)           any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 506, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 505            Trustee May Enforce Claim Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of all the amounts owing the Trustee and any predecessor Trustee under Section 607, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506            Application of Money Collected.  Any money or property collected or to be applied by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest (including any Additional Interest), upon presentation of the

Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607;

SECOND:  To the payment of the amounts then due and unpaid upon such series of Securities for principal (and premium, if any) and interest (including any Additional Interest), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such series of Securities for principal (and premium, if any) and interest (including any Additional Interest), respectively; and

THIRD:  The balance, if any, to the Person or Persons entitled thereto.

Section 507            Limitation on Suits.  No Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

(1)           such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(2)           the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)           no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 508            Unconditional Right of Holders to Receive Principal, Premium and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.  In the case of Securities of a series issued to a Principal Trust, any holder of the corresponding series of Preferred Securities shall have the right, upon the occurrence of an Event of Default described in Section 501(1) or 501(2) hereof, to institute a suit directly against the Company for enforcement of payment to such Holder of principal of (premium, if any) and (subject to Section 307) interest (including any Additional Interest) on the Securities having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of the corresponding series held by such Holder.

Section 509            Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Subsidiary Guarantor, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510            Rights and Remedies Cumulative.  Except as otherwise provided in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511            Delay or Omission Not Waiver.  Except as otherwise provided in the last paragraph of Section 306, no delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512            Control by Holders.  The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that:

(1)           such direction shall not be in conflict with any rule of law or with this Indenture,

(2)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)           subject to the provisions of Section 601, the Trustee shall have the right to decline to follow such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or exercising any such trust or power, with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice.  The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless the Holders of a majority in principal amount of the Outstanding Securities of such series shall have joined in such notice prior to the day which is 90 days after such record date, such notice shall automatically and without further action by any Holder be canceled and of no further effect.  Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new notice identical to a notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 512.

Section 513            Waiver of Past Defaults.  The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:

(1)           in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security of such series, or

(2)           in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514            Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security on or after the respective Stated Maturities expressed in such Security.

Section 515            Waiver of Stay or Extension Laws.  Each of the Company and the Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

The Trustee

Section 601            Certain Duties and Responsibilities.

(a)           Except during the continuance of an Event of Default,

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)           In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that:

(1)           this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 512 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602            Notice of Defaults.  Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Securities Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided, further, that, in the case of any default of the character specified in Section 501(3), no such notice to Holders of Securities of such series shall be given until at least 30 days after the occurrence thereof.  For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 603            Certain Rights of Trustee.  Subject to the provisions of Section 601:

(A)          the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, Security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(B)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(C)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(D)          the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(E)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(F)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, Security or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

(G)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 604            Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities.  The Trustee shall not be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 605            May Hold Securities.  The Trustee, any Paying Agent, Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Securities Registrar or such other agent.

Section 606            Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 607            Compensation and Reimbursement.  The Company agrees:

(1)           to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amounts as the Company and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)           to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)           to indemnify the Trustee (including in its individual capacity) and its officers, directors and employees for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  This indemnification shall survive the termination of this Agreement.

To secure the Company’s payment obligations in this Section, the Company and the Holders agree that the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee.  Such lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 501(4) or 501(5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Reform Act of 1978 or a successor statute.

Section 608            Disqualification; Conflicting Interests.  The Trustee for the Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act.  Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.  To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series, or by virtue of being a Trustee under this Indenture and under [(i) the Indenture dated as of October 11, 2006 between the Company and the Bank of New York, as Trustee or (ii)                                       ].

Section 609            Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee hereunder which shall be:

(A)          a corporation organized and doing business under the laws of the United States of America or of any State, Territory or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, or

(B)           a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.  Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Securities of any series issued hereunder.

Section 610            Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

(b)           The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c)           The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d)           If at any time:

(1)           the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3)           the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Securities of that or those series.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Securities of such series and supersede the successor Trustee appointed by the Company.  If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f)            The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of such series as their names and addresses appear in the Securities Register.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 611            Acceptance of Appointment by Successor.

(a)           In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b)           In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c)           Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612            Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, and in case any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee shall have.

Section 613            Preferential Collection of Claims Against Company.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the

Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 614            Appointment of Authenticating Agent.  The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.  Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, or of any State, Territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority.  If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities referred to in the within mentioned Indenture.

Wilmington Trust Company, as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

Dated:

ARTICLE SEVEN

Holders’ Lists and Reports by Trustee and Company

Section 701            Company to Furnish Trustee Names and Addresses of Holders.  The Company will furnish or cause to be furnished to the Trustee:

(A)          semi-annually, not more than 15 days after February 15 and August 15, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such February 1 and August 1, and

(B)           at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Securities Registrar.

Section 702            Preservation of Information, Communications to Holders.

(a)           The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar.  The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

(b)           The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.

(c)           Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

Section 703            Reports by Trustee.

(a)           The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

(b)           Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 in each calendar year, commencing with the first July 15 after the first issuance of Securities under this Indenture.

(c)           A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed and also with the Commission.  The Company will notify the Trustee whenever the Securities are listed on any stock exchange.

Section 704            Reports by Company.  The Company shall:

(1)           file with the Trustee and with the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is filed with the Commission.  Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.  All reports, information and documents described in this paragraph 704(1) and filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor system shall be deemed to be filed with the Trustee.  The Company also shall at all times comply with the provisions of Section 314(a) of the Trust Indenture Act;

(2)           file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3)           transmit by mail, to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to Clauses (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

ARTICLE EIGHT

Consolidation, Merger, Conveyance, Transfer or Lease

Section 801            Company May Consolidate, Etc., Only on Certain Terms.  The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1)           in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)           immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

(3)           in the case of the Securities of a series issued to a Principal Trust, such consolidation, merger, conveyance, transfer or lease is permitted under the related Trust Agreement and Principal Guarantee and does not give rise to any breach or violation of the related Trust Agreement or Principal Guarantee; and

(4)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and any such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee, subject to Section 601, may rely upon such Officers’ Certificate and opinion of Counsel as conclusive evidence that such transaction complies with this Section 801.

Section 802            Successor Corporation Substituted.  Upon any consolidation or merger by the Company with or into any other corporation, or any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; and in the event of any such conveyance, transfer or lease the Company shall be discharged from all obligations and covenants under the Indenture and the Securities and may be dissolved and liquidated.

Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions.  All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE NINE

Supplemental Indentures

Section 901            Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders, the Company and, if applicable, the Subsidiary Guarantor, in each case when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or, if applicable, into agreements supplemental to any Subsidiary Guarantee, in form satisfactory to the Trustee, for any of the following purposes:

(1)           to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities or, if applicable, to evidence the succession of another Person to the Subsidiary Guarantor and the assumption by any such successor of the Subsidiary Guarantor’s obligations under any Subsidiary Guarantee (in either case with such changes herein and therein as may be necessary or advisable to reflect such Person’s legal status, if such Person is not a corporation); or

(2)           to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Company; or

(3)           to establish the form or terms of Securities of any series as permitted by Sections 201 or 301; or

(4)           to add to the covenants of the Company or the Subsidiary Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Subsidiary Guarantor; or

(5)           to add any additional Events of Default; or

(6)           to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

(7)           to cure any ambiguity, to correct or supplement any provision herein, in any Securities or in any Subsidiary Guarantee, which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (7) shall not materially adversely affect the interest of the Holders of Securities of any series or, in the case of the Securities of a series issued to a Principal Trust and for so long as any of the corresponding series of Preferred Securities shall remain outstanding, the holders of such Preferred Securities; or

(8)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

(9)           to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture or any Subsidiary Guarantee under the Trust Indenture Act or otherwise as necessary to comply with applicable law.

Section 902            Supplemental Indentures With Consent of Holders.  With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company, the Subsidiary Guarantor and the Trustee, the Company and, if applicable, the Subsidiary Guarantor, in each case when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture and, if applicable, the Subsidiary Guarantor and the Trustee may enter into an agreement or agreements supplemental hereto to add to or to change or eliminate any provisions of a Subsidiary Guarantee; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)           except to the extent permitted by Section 311 or as otherwise specified as contemplated by Section 301 with respect to the extension of the interest payment period of the Securities of any series, change the Stated Maturity of the principal of, or any installment of interest (including any Additional Interest) on, any Security, or reduce the principal amount thereof or the rate of interest thereon or reduce any premium payable upon the redemption thereof, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the date fixed for redemption thereof), or

(2)           reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)           modify any of the provisions of this Section, Section 513 or Section 1006, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; or

(4)           modify the provisions in Article Twelve of this Indenture with respect to the subordination of Outstanding Securities of any series in a manner adverse to the Holders thereof;

provided that, in the case of the Securities of a series issued to a Principal Trust, so long as any of the corresponding series of Preferred Securities remains outstanding, no such amendment shall be made that adversely affects the holders of such Preferred Securities, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of such Preferred Securities then outstanding unless and until the principal (and premium, if any) of the Securities of such series and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full; and provided further that in the case of the Securities of a series issued to a Principal Trust, so long as any of the corresponding series of Preferred Securities remain outstanding, no amendment shall be made to Section 508 of this Indenture without the prior consent of the holders of each Preferred Security then outstanding unless and until the principal (and premium, if any) of the Securities of such series and all accrued and (subject to Section 307) unpaid interest (including any Additional Interest) thereon have been paid in full.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture, or a supplemental agreement which changes or eliminates any covenant or other provision of a Subsidiary Guarantee, that has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903            Execution of Supplemental Indentures.  In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent have been complied with.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904            Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905            Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 906            Reference in Securities to Supplemental Indentures.  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

Covenants

Section 1001          Payment of Principal, Premium and Interest.  The Company covenants and agrees for the benefit of each series of securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of such Securities and this Indenture.

Section 1002          Maintenance of Office or Agency.  The Company will maintain in each Place of Payment for any series, an office or agency where Securities of that series may be presented or surrendered for payment and an office or agency where Securities may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes.  The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes.  The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.

Section 1003          Money for Security Payments to be Held in Trust.  If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal and premium (if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)           hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)           give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest;

(3)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4)           comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid on Company Request to the Company, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the [Borough of Manhattan, The City of New York], notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid the Company.

Section 1004          Payment of Taxes and Other Claims.  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 1005          Statement as to Compliance.  The Company shall deliver to the Trustee, within 120 days after the end of each calendar year of the Company ending after the date hereof, an Officers’ Certificate covering the preceding fiscal year, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.  For the purpose of this Section 1005, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

Section 1006          Waiver of Certain Covenants.  The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 1004 or as specified as contemplated by Section 301 with respect to the Securities of any series, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

Section 1007          Additional Sums.  In the case of the Securities of a series issued to a Principal Trust, except as otherwise specified as contemplated by Section 301, in the event that (i) a Principal Trust is the Holder of all of the Outstanding Securities of such series, (ii) a Tax Event in respect of such Principal Trust shall have occurred and be continuing and (iii) the Company shall not have (i) redeemed the Securities of such series pursuant to Section 1107(b) or (ii) terminated such Principal Trust pursuant to section 902(b) of the related Trust Agreement, the Company shall pay to such Principal Trust (and its permitted successors or assigns under the related Trust Agreement) for so long as such Principal Trust (or its permitted successor or assignee) is the registered holder of any Securities of such series, such additional amounts as may be necessary in order that the amount of distributions (including any Additional Amounts (as defined in the Trust Agreement)) then due and payable by such Principal Trust on the related Preferred Securities and Common Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any Additional Taxes (the “Additional Sums”); provided that, if this Indenture has not been qualified under the Trust Indenture Act, the Company shall be required to pay such Additional Sums until this Indenture is so qualified.  Whenever in this Indenture or the Securities there is a reference in any context to the payment of principal of or interest on the Securities, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made, provided, however, that the extension of an interest payment period pursuant to Section 311 of the Securities shall not extend the payment of any Additional Sums that may be due and payable during such interest payment period.

Section 1008          Additional Covenants.  The Company covenants and agrees with each Holder of Securities of a series issued to a Principal Trust that it will not, and it will not permit any Subsidiary of the Company to, (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company’s capital stock, or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the Securities of such series or make any guarantee payments with respect to the foregoing (other than (a) dividends or distributions in common stock of the Company, (b) redemptions or purchases of any rights pursuant to the Company’s Rights Plan, or any successor to such Rights Plan, and the declaration of a dividend of such rights in the future, and (c) payments under any Principal Guarantee) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) the Company shall be in default with respect to its payment of any obligations under the related Principal Guarantee or (iii) the Company shall have given notice of its selection of an Extension Period as provided herein and shall not have rescinded such notice, or such period, or any extension thereof, shall be continuing.

The Company also covenants with each Holder of Securities of a series issued to a Principal Trust (i) to maintain directly or indirectly 100% ownership of the Common Securities of such Principal Trust; provided, however, that any permitted successor of the Company hereunder may succeed to the Company’s ownership of such Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate such Principal Trust, except (a) in connection with a distribution of the Securities of such series to the holders of Preferred Securities in liquidation of such Principal Trust or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of such Trust Agreement, to cause such Principal Trust to remain a business trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

ARTICLE ELEVEN

Redemption of Securities

Section 1101          Applicability of This Article.  Redemption of Securities (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern.  Except as otherwise set forth in the form of Security for such series, each Security shall be subject to partial redemption only in the amount of $25 or, in the case of the Securities of a series issued to a Principal Trust, $25, or integral multiples thereof.

Section 1102          Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution.  In case of any redemption at the election of the Company of less than all of the Securities of any particular series and having the same terms, the Company shall, not less than 30 nor more than 60 days prior to the date fixed for redemption (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such date and of the principal amount of Securities of that series to be redeemed.  In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities, the Company shall furnish the Trustee with an Officers’ Certificate and an Opinion of Counsel evidencing compliance with such restriction.

Section 1103          Selection of Securities to be Redeemed.  If less than all the Securities of a particular series and having the same terms are to be redeemed, the Trustee shall select, not more than 60 days prior to the date fixed for redemption, in such manner as in its sole discretion it shall deem appropriate and fair, the Securities or portions thereof of such series to be redeemed.  The Trustee shall promptly notify the

Company in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed.  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.  If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

Section 1104          Notice of Redemption.  Unless otherwise specified as contemplated by Section 301 with respect to Securities of a particular series, notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the thirtieth day, and not earlier than the sixtieth day, prior to the date fixed for redemption, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Securities Register.

With respect to Securities of each series to be redeemed, each notice of redemption shall state:

(A)          the date fixed for redemption for Securities of such series;

(B)           the redemption price at which Securities of such series are to be redeemed;

(C)           if less than all Outstanding Securities of such particular series and having the same terms are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

(D)          that on the date fixed for redemption, the redemption price at which such Securities are to be redeemed will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date;

(E)           the place or places where such Securities are to be surrendered for payment of the redemption price at which such Securities are to be redeemed; and

(F)           that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.  The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Section 1105          Deposit of Redemption Price.  Prior to the redemption date specified in the notice of redemption given as provided in Section 1104, the Company will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the applicable redemption price.

Section 1106          Payment of Securities Called for Redemption.  If any notice of redemption has been given as provided in Section 1104, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price.  On presentation and surrender of such Securities at a place of payment in said notice specified, the said securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same Original Issue Date, Stated Maturity and terms.  If a Global Security is so surrendered, such new Security will also be a new Global Security.

Section 1107          Company’s Right of Redemption.

(a)           Unless otherwise specified as contemplated by Section 301 with respect to the Securities of a particular series and notwithstanding any additional redemption rights that may be so specified, the Company may, at its option, redeem the Securities of any series after their date of issuance in whole or in part at any time and from time to time, subject to the provisions of this clause (a) and the other provisions of this Article Eleven.  Unless otherwise specified as contemplated by Section 301 with respect to the Securities of a particular series, the redemption price for any Security so redeemed pursuant to this clause (a) shall equal any accrued and unpaid interest, including any Additional Interest, to the date fixed for redemption, plus the greater of (a) the principal amount thereof and (b) an amount equal to (i) in respect of the Securities of any series bearing interest at a fixed rate, the Discounted Remaining Fixed Amount Payments or (ii) in respect of the Securities of any series bearing interest determined by reference to a floating rate, the Discounted Swap Equivalent Payments.  The Company shall not redeem the Securities in part unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all Securities Outstanding for all interest periods terminating on or prior to the date fixed for redemption.  For purposes of this clause (a), the following terms shall have the meanings set forth below:

“Discounted Remaining Fixed Amount Payments” means, in respect of a Security of any series bearing interest at a fixed rate, an amount equal to the sum of the Current Values of the amounts of interest and principal that would have been payable by the Company pursuant to the terms of such Security on each Interest Payment Date after the date fixed for redemption pursuant to this Section 1107 and at the Stated Maturity of the final payment of principal thereof (taking into account any required sinking fund payments but otherwise assuming that the Company had not redeemed such Security prior to such Stated Maturity).

“Current Value” means, in respect of any amount, the present value of that amount on the date fixed for redemption pursuant to this Section 1107 after discounting that amount on a basis corresponding to the interest period of the Securities to be redeemed from the originally scheduled date for payment on the basis of the Treasury Rate, all computed in accordance with generally accepted financial practice.

“Treasury Rate” means a per annum rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield) determined on the date fixed for redemption pursuant to this Section 1107 to be the per annum rate equal to the semiannual bond equivalent yield to maturity adjusted, in the case of Securities having monthly or quarterly Interest Payment Dates, to reflect monthly or quarterly compounding in accordance with generally accepted financial practice for United States Treasury securities maturing at the Stated Maturity of the final payment of principal of any series of Securities redeemed pursuant to this Section 1107, as determined (i) by reference to the weekly average yield to maturity for United States Treasury securities maturing on such Stated Maturity as reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve, or (ii) if no such weekly average yield is so reported, by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (a) one maturing as close as possible to, but earlier than, such Stated Maturity and (b) the other maturing as close as possible to, but later than, such Stated Maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

“Discounted Swap Equivalent Payments” means, in respect of a Security of any series bearing interest determined by reference to a floating rate, an amount equal to the sum of (i) the Current Value of the amount of principal that would have been payable by the Company pursuant to the terms of such Security at the Stated Maturity of the final payment of the principal thereof (taking into effect any required sinking fund payments but otherwise assuming that the Company had not redeemed such Security prior to such Stated Maturity) and (ii) the sum of the Current Values of the fixed rate payments that Reference Market-Makers would require to be paid by an assumed fixed rate payer having the same credit standing as the Company against floating rate payments to be made by such Reference Market-Makers equal to the interest payments on the Security being redeemed (taking into effect any required sinking fund payments but otherwise assuming the Company had not redeemed such Security prior to such Stated Maturity) under an interest rate swap agreement documented under standard forms of the International Swap Dealers Association, Inc., and having a notional principal amount equal to the principal amount of such Security, a termination date set at the Stated Maturity of such Security and payment dates for both fixed and floating rate payers set at each Interest Payment Date of such Security.  The Trustee (or its agent) will request each Reference Market-Maker to provide its quotation of such fixed rate payments to the extent practicable as of the same time (without regard to different time zones) on a date that is no more than five Business Days prior to the date on which the notice of redemption required by Section 1104 is first mailed to the Holders of the Securities being redeemed.  If more than three such quotations are provided, the fixed rate payments will be the arithmetic mean of the dollar equivalent of such quotations without regard to the quotations having the highest and lowest values.  If exactly three such quotations are provided, the fixed rate payments will be the quotation remaining after disregarding the quotations having the highest and lowest values.

“Reference Market-Makers” means four leading dealers in the market for interest rate swaps selected by the Trustee (or its agent) in good faith from among dealers of the highest credit standing which satisfy all the criteria that the Trustee (or its agent) applies generally at the time in deciding whether to offer or to make an extension of credit or, if quotations from four such leading dealers are not reasonably obtainable, three such leading dealers.

(b)           In the case of the Securities of a series issued to a Principal Trust, except as otherwise specified as contemplated by Section 301, if a Special Event in respect of such Principal Trust shall occur and be continuing, the Company may, at its option, redeem the Securities of such series, in whole but not in part, subject to the provisions of this clause (b) and the other provisions of this Article Eleven.  The redemption price for any Security so redeemed pursuant to this clause (b) shall be equal to 100% of the principal amount of such Securities then Outstanding plus accrued and unpaid interest, including any Additional Interest, to the date fixed for redemption.

Notwithstanding any other provision of this Article Eleven, installments of accrued and unpaid interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of the series of Securities to be redeemed, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307, unless otherwise so specified or unless in connection with a Redemption Date falling on an Interest Payment Date, the Securities of the particular series provide that interest payable on an Interest Payment Date that is a Redemption Date shall be paid to the person to whom principal is payable.

ARTICLE TWELVE

Subordination of Securities

Section 1201          Securities Subordinate to Senior Indebtedness of the Company.  The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Indebtedness of the Company.  Each Holder, by its acceptance hereof, waives all notice of acceptance of the subordination provisions contained herein by each holder of Senior Indebtedness of the Company, whether now outstanding or hereafter incurred and waives reliance by each such holder upon said provisions.

Section 1202          Payment Over of Proceeds Upon Dissolution, Etc.  Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with the Company’s insolvency or bankruptcy (each such event, if any, herein sometimes referred to as a “Proceeding”), the holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, before the Holders of the Securities are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company (including any series of the Securities) subordinated to the payment of the Securities, such payment or distribution being hereinafter referred to as a “Junior Subordinated Payment”), on account of principal of (or premium, if any) or interest (including any Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary and to that end the holders of Senior Indebtedness of the Company shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind of character, whether in cash, property or securities, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Securities in any such Proceeding.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all Senior Indebtedness of the

Company is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, and if written notice thereof from the Company or any holder of such Senior Indebtedness (or any trustee, agent or  representative therefor) shall, at least three Business Days prior to the time of such payment or distribution, have been received by a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness of the Company remaining unpaid, to the extent necessary to pay all Senior Indebtedness of the Company in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

For purposes of this Article only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Indebtedness of the Company to substantially the same extent as the Securities are so subordinated as provided in this Article.  The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale of all of its properties and assets or of its property or assets substantially as an entirety to another Person or the liquidation or dissolution of the Company following the sale of all of its properties and assets or of its property or assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale all such properties and assets or such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article Eight.

Section 1203          Prior Payment to Senior Indebtedness of the Company Upon Acceleration of Securities.  In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior Indebtedness of the Company outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Indebtedness (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness of the Company, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) by the Company on account of the principal of (or premium, if any) or interest (including any Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with this Indenture or as otherwise specified as contemplated by Section 301 for the Securities of any series by delivering and crediting as contemplated by Section 301 for the Securities of any series Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if written notice of such fact from the Company or any holder of Senior Indebtedness of the Company (or any trustee, agent or  representative therefor) shall, at least three Business Days prior to the time of such payment, have been received by a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section shall not apply to any payment with respect to which Section 1202 would be applicable.

Section 1204          No Payment When Senior Indebtedness of the Company in Default.

(a)           In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness of the Company, or in the event that any event of default with respect to any Senior Indebtedness of the Company shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or such event of default, then no payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) shall be made by the Company on account of principal of (or premium, if any) or interest (including any Additional Interest), if any, on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with this Indenture or as otherwise specified as contemplated by Section 301 for the Securities of any series by delivering and crediting pursuant to Section 1202 or as otherwise specified as contemplated by Section 301 for the Securities of any series Securities which have been acquired (upon redemption or otherwise) prior to such default in payment or event of default.

In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if written notice thereof from the Company or any holder of Senior Indebtedness of the Company (or any trustee, agent or  representative therefor) shall, at least three Business Days or prior to the time of such payment, have been received by the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

The provisions of this Section shall not apply to any payment with respect to which Section 1202 would be applicable.

Section 1205          Payment Permitted If No Default.  Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 1202 or under the conditions described in Sections 1203 and 1204, from making payments at any time of principal of (and premium, if any) or interest on the Securities, or (b) the application by the Trustee of any money or Government Obligations deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest (including any Additional Interest) on the Securities or the retention of such payment by the Holders, if, at least three Business Days prior to the time of such application by the Trustee, a Responsible Officer of the Trustee did not receive written notice from the Company or any holder of Senior Indebtedness of the Company (or any trustee, agent or representative therefor) that such payment would have been prohibited by the provisions of this Article.  Notwithstanding anything herein to the contrary, money or Government Obligations held in trust pursuant to Section 402 shall not be subject to the claims of the holders of Senior Indebtedness of the Company under this Article Twelve.

Section 1206          Subrogation to Rights of Holders of Senior Indebtedness of the Company.  Subject to the payment in full of all Senior Indebtedness of the Company, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness of the Company to substantially the same extent as the Securities are subordinated to such Senior Indebtedness and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness of the Company until the principal of (and premium, if any) and interest on the Securities shall be paid in full.  For purposes of such subrogation or assignment, no payments or distributions to the holders of the Senior Indebtedness of the Company of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of such Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of such Senior Indebtedness.

Section 1207          Provisions Solely to Define Relative Rights.  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness of the Company on the other hand.  Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Company and the Holders of the Securities, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than their rights in relation to the holders of Senior Indebtedness of the Company; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Indebtedness of the Company to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 1208          Trustee to Effectuate Subordination.  Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Section 1209          No Waiver of Subordination Provisions.  No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

Section 1210          Notice to Trustee.  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities.  Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness of the Company or from any trustee, agent or representative therefor (whether or not the facts contained in such notice are true); provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

Section 1211          Reliance on Judicial Order or Certificate of Liquidating Agent or other Notices.  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Article Six, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company (or an agent or representative of such holder or a trustee under any indenture under which any instruments evidencing any such Senior Indebtedness of the Company may have been issued) to establish that such notice has been given by a holder of such Senior Indebtedness or such agent or representative or trustee on behalf of such holder.  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article Twelve, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

Section 1212          Trustee Not Fiduciary for Holders of Senior Indebtedness of the Company.  The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article or otherwise.

Section 1213          Rights of Trustee as Holder of Senior Indebtedness of the Company; Preservation of Trustee’s Rights.  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Company, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

Section 1214          Article Applicable to Paying Agents.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

Section 1215          Certain Conversions or Exchanges Deemed Payment.  For the purposes of this Article only, (a) the issuance and delivery of junior securities upon conversion or exchange of Securities shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest (including any Additional Interest) on Securities or on account of the purchase or other acquisition of Securities, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion or exchange of a Security shall be deemed to constitute payment on account of the principal of such security.  For the purposes of this Section, the term “junior securities” means (i) shares of any stock of any class of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior Indebtedness of the Company which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article.

ARTICLE THIRTEEN

Subordination of Subsidiary Guarantee

Section 1301          Subsidiary Guarantee Subordinate to Senior Indebtedness of the Subsidiary Guarantor.  The Subsidiary Guarantor covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, all payments pursuant to each and any Subsidiary Guarantee made by or on behalf of the Subsidiary Guarantor are hereby expressly made subordinate in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Indebtedness of the Subsidiary Guarantor.  Each Holder, by its acceptance hereof, waives all notice of acceptance of the subordination provisions contained herein by each holder of Senior Indebtedness of the Subsidiary Guarantor, whether now outstanding or hereafter incurred and waives reliance by each such holder upon said provisions.

Section 1302          Payment Over of Proceeds Upon Dissolution, Etc.  Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with the Subsidiary Guarantor’s insolvency or bankruptcy (each such event, if any, herein sometimes referred to as a “Proceeding”), the holders of Senior Indebtedness of the Subsidiary Guarantor shall be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, before the Holders of the Securities are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Subsidiary Guarantor subordinated to the payment of any Subsidiary Guarantee, such payment or distribution being hereinafter referred to as a “Junior Subordinated Payment”), on account of any payment pursuant to any Subsidiary Guarantee or on account of the purchase or other acquisition of Securities by the Subsidiary Guarantor or any Subsidiary and to that end the holders of Senior Indebtedness of the Subsidiary Guarantor shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Subsidiary Guarantee in any such Proceeding.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Subsidiary Guarantor of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all Senior Indebtedness of the Subsidiary Guarantor is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, and if written notice thereof from the Subsidiary Guarantor or any holder of Senior Indebtedness of the Subsidiary Guarantor (or any trustee, agent or  representative therefor) shall, at least three Business Days prior to the time of such payment or distribution, have been received by a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Subsidiary Guarantor for application to the payment of all Senior Indebtedness of the Subsidiary Guarantor remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness of the Subsidiary Guarantor.

For purposes of this Article only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include shares of stock of the Subsidiary Guarantor as reorganized or readjusted, or securities of the Subsidiary Guarantor or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Indebtedness of the Subsidiary Guarantor to substantially the same extent as any Subsidiary Guarantee is so subordinated as provided in this Article.  The consolidation of the Subsidiary Guarantor with, or the merger of the Subsidiary Guarantor into, another Person or the liquidation or dissolution of the Subsidiary Guarantor following the sale of all of its properties and assets or of its properties and assets substantially as an entirety to another Person or the liquidation or dissolution of the Subsidiary Guarantor following the sale of all of its properties and assets or of its properties and assets substantially as an entirety to another Person shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Subsidiary Guarantor is merged or the Person which acquires by sale all such properties and assets or such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with any conditions set forth in any applicable supplemental indenture.

Section 1303          Prior Payment to Senior Indebtedness of the Subsidiary Guarantor Upon Acceleration of Securities.  In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior Indebtedness of the Subsidiary Guarantor outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Indebtedness (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) by the Subsidiary Guarantor on account of any payment pursuant to any Subsidiary Guarantee or on account of the purchase or other acquisition of Securities by the Subsidiary Guarantor or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with this Indenture or as otherwise specified as contemplated by Section 301 for the Securities of any series by delivering and crediting as contemplated by Section 301 for the Securities of any series Securities which have been acquired (upon redemption or otherwise) prior to such declaration of acceleration.

In the event that, notwithstanding the foregoing, the Subsidiary Guarantor shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if written notice of such fact from the Subsidiary Guarantor or any holder of Senior Indebtedness of the Subsidiary Guarantor (or any trustee, agent or representative therefor) shall, at least three Business Days prior to the time of such payment, have been received by a Responsible Officer of the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Subsidiary Guarantor.

The provisions of this Section shall not apply to any payment with respect to which Section 1302 would be applicable.

Section 1304          No Payment When Senior Indebtedness of Subsidiary Guarantor in Default.  (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness of the Subsidiary Guarantor, or in the event that any event of default with respect to any Senior Indebtedness of the Subsidiary Guarantor shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or such event of default, then no payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) shall be made by the Subsidiary Guarantor on account of any payment pursuant to any Subsidiary Guarantee or on account of the purchase or other acquisition of Securities by the Subsidiary Guarantor or any Subsidiary; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with this Indenture or as otherwise specified as contemplated by Section 301 for the Securities of any series by delivering and crediting pursuant to Section 1302 or as otherwise specified as contemplated by Section 301 for the Securities of any series Securities which have been acquired (upon redemption or otherwise) prior to such default in payment or event of default.

In the event that, notwithstanding the foregoing, the Subsidiary Guarantor shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if written notice thereof from the Subsidiary Guarantor or any holder of Senior Indebtedness of the Subsidiary Guarantor (or any trustee, agent or representative therefor) shall, at least three Business Days prior to the time of such payment, have been received by the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Subsidiary Guarantor.

The provisions of this Section shall not apply to any payment with respect to which Section 1302 would be applicable.

Section 1305          Payment Permitted If No Default.  Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities or any Subsidiary Guarantee shall prevent (a) the Subsidiary Guarantor, at any time except during the pendency of any Proceeding referred to in Section 1302 or under the conditions described in Sections 1303 and 1304, from making payments at any time pursuant to any Subsidiary Guarantee, or (b) the application by the Trustee of any money or Government Obligations deposited with it hereunder to the payment of or on account of any payment pursuant to any Subsidiary Guarantee or the retention of such payment by the Holders, if, at least three Business Days prior to the time of such application by the Trustee, a Responsible Officer of the Trustee did not receive written notice from the Subsidiary Guarantor or any holder of Senior Indebtedness of the Subsidiary Guarantor (or any trustee, agent or representative therefor) that such payment would have been prohibited by the provisions of this Article.  Notwithstanding anything herein to the contrary, money or Government Obligations held in trust pursuant to Section 402 shall not be subject to the claims of the holders of Senior Indebtedness of the Subsidiary Guarantor under this Article Thirteen.

Section 1306          Subrogation to Rights of Holders of Senior Indebtedness of the Subsidiary Guarantor.  Subject to the payment in full of all Senior Indebtedness of the Subsidiary Guarantor, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Subsidiary Guarantor which by its express terms is subordinated to Senior Indebtedness of the Subsidiary Guarantor to substantially the same extent as the Subsidiary Guarantee is subordinated to such Senior Indebtedness and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness until all payments due pursuant to the Subsidiary Guarantee shall be paid in full.  For purposes of such subrogation or assignment, no payments or distributions to the holders of the Senior Indebtedness of the Subsidiary Guarantor of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness of the Subsidiary Guarantor by Holders of the Securities or the Trustee, shall, as among the Subsidiary Guarantor, its creditors other than holders of its Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Subsidiary Guarantor to or on account of its Senior Indebtedness.

Section 1307          Provisions Solely to Define Relative Rights.  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness of the Subsidiary Guarantor on the other hand.  Nothing contained in this Article or elsewhere in this Indenture or in the Securities or in any Subsidiary Guarantee is intended to or shall (a) impair, as between the Subsidiary Guarantor and the Holders of the Securities, the obligations of the Subsidiary Guarantor, which are absolute and unconditional, to pay to the Holders of the Securities any payment pursuant to any Subsidiary Guarantee as and when the same shall become due and payable in accordance with its terms; or (b) affect the relative rights against the Subsidiary Guarantor of the Holders of the Securities and creditors of the Subsidiary Guarantor other than their rights in relation to the holders of Senior Indebtedness of the Subsidiary Guarantor; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture or any Subsidiary Guarantee including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Indebtedness of the Subsidiary Guarantor to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 1308          Trustee to Effectuate Subordination.  Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

Section 1309          No Waiver of Subordination Provisions.  No right of any present or future holder of any Senior Indebtedness of the Subsidiary Guarantor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Subsidiary Guarantor with the terms, provisions and covenants of this Indenture or any Subsidiary Guarantee, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

Section 1310          Notice to Trustee.  The Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to the Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of any Subsidiary Guarantee.  Notwithstanding the provisions of this Article or any other provision of this Indenture or any Subsidiary Guarantee, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of any Subsidiary Guarantee, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Subsidiary Guarantor or a holder of Senior Indebtedness of the Subsidiary Guarantor or from any trustee, agent or representative therefor (whether or not the facts contained in such notice are true); provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

Section 1311          Reliance on Judicial Order or Certificate of Liquidating Agent or Other Notices.  Upon any payment or distribution of assets of the Subsidiary Guarantor referred to in this Article, the Trustee, subject to the provisions of Article Six, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of the Subsidiary Guarantor and other indebtedness of the Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Subsidiary Guarantor (or an agent or representative of such holder or a trustee under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued) to establish that such notice has been given by a holder of such Senior Indebtedness or such agent or representative or trustee on behalf of such holder.  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article Thirteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the right of such Person under this Article Thirteen, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or distribution.

Section 1312          Trustee Not Fiduciary for Holders of Senior Indebtedness of the Subsidiary Guarantor.  The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Subsidiary Guarantor and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Subsidiary Guarantor or to any other Person cash, property or securities to which any holders of Senior Indebtedness of the Subsidiary Guarantor shall be entitled by virtue of this Article or otherwise.

Section 1313          Rights of Trustee as Holder of Senior Indebtedness of the Subsidiary Guarantor; Preservation of Trustee’s Rights.  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness of the Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

Section 1314          Article Applicable to Paying Agents.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

Section 1315          Certain Conversions or Exchanges Deemed Payment.  For the purposes of this Article only, (a) the issuance and delivery of junior securities upon conversion or exchange of Securities shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest (including any Additional Interest) on Securities or on account of the purchase or other acquisition of Securities, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion or exchange of a Security shall be deemed to constitute payment on account of the principal of such Security.  For the purposes of this Section, the term “junior securities” means (i) shares of any stock of any class of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article.

*    *    *    *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PRINCIPAL FINANCIAL GROUP, INC.

By:
Name:
Title:

PRINCIPAL FINANCIAL SERVICES,
INC., as guarantor

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as
Trustee

By:
Name:
Title:

ANNEX A

FORM OF TRUST AGREEMENT

This TRUST AGREEMENT, dated as of                   , 200  , between Principal Financial Group, Inc., a Delaware corporation, as “Depositor” and                   , a                          as “Trustee”.  The Depositor and the Trustee hereby agree as follows:

1.             The trust created hereby shall be known as                   , in which name the Trustee, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2.             The Depositor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10.  The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate.  The Trustee hereby declares that it will hold the trust estate in trust for the Depositor.  It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.  (the “Statutory Trust Act”), and that this document constitutes the governing instrument of the Trust.  The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Statutory Trust Act.

3.             The Depositor and the Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein.  Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, and the Depositor shall take or cause to be taken any action as may be required to obtain any licenses, consents or approvals required by applicable law or otherwise.  Notwithstanding the foregoing, the Trustee may take all actions requested by the Depositor which the Depositor deems necessary, convenient or incidental to effect the transactions contemplated herein.  Except as otherwise expressly required by Section 2 herein, the Trustee shall not have any duty or obligation under or in connection with this Trust Agreement or any document contemplated hereby, including, without limitation, with respect to the administration of the Trust, and no implied duties or obligations shall be inferred from or read into this Trust Agreement against or with respect to the Trustee.  The Trustee has no duty or obligation to supervise or monitor the performance of, or compliance with this Trust Agreement, by the Depositor or any other beneficiaries, any agents or attorneys-in-fact of the Depositor, or any other trustee of the Trust.  The Trustee shall not be liable for the acts or omissions of the Depositor or any other beneficiaries, any agents or attorneys-in-fact of the Depositor, or any other trustee of the Trust nor shall the Trustee be liable for any act or omission by it in good faith in accordance with the directions of the Depositor.  The right of the Trustee to perform any discretionary act enumerated herein shall not be construed as a duty.

4.             The Depositor is hereby authorized, (i) to file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the “1933 Act Registration Statement”), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange (the “Exchange”) and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or “Blue Sky” laws, and to obtain any permits under the insurance laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to execute on behalf of the Trust one or more Underwriting Agreements with one or more underwriters relating to the offering of the Preferred Securities.  In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by a Trustee, the Depositor and any Trustee appointed pursuant to Section 6 hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.  In connection with all of the foregoing, the Depositor hereby constitutes and appoints                   ,                  and                   , and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

2

5.             The Trustee is authorized to take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by the Depositor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law.  If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Trust Agreement or any other document, or regarding compliance with any direction it received hereunder, then the Trustee may deliver a notice to the Depositor requesting written instructions as to the course of action desired by the Depositor, and such instructions by or on behalf of the Depositor shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon.  Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

6.             The Depositor hereby agrees to (i) reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Trustee and the officers, directors, employees and agents of the Trustee (collectively, including the Trustee in its individual capacity, the “Indemnified Persons”) from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Depositor shall not be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or gross negligence of such Indemnified Person, and (iii) advance to each such Indemnified Person Expenses (including reasonable fees and expenses of counsel) incurred by such Indemnified Person, in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking, by or on behalf of such Indemnified Person, to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified therefor under this Section 6.  The obligations of the Depositor under this Section 6 shall survive the resignation or removal of any Trustee, shall survive the termination of this Trust Agreement, except by amendment and restatement of this Trust Agreement, and shall survive the transfer by the Depositor of any or all of its interest in the Trust.

7.             This Trust Agreement may be executed in one or more counterparts.

3

8.             The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law.  Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time.  The Trustee may resign upon thirty days’ prior notice to the Depositor.

9.             This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

PRINCIPAL FINANCIAL GROUP, INC.,
as Depositor

By:
Name:
Title:

[ ],
as Trustee

By:
Name:
Title:

4

ANNEX B

FORM OF AMENDED AND RESTATED
TRUST AGREEMENT

among

PRINCIPAL FINANCIAL GROUP, INC.,
as Depositor,

[                            ],
as Property Trustee and Delaware Trustee,

and

THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

dated as of

[                            ]

Table of Contents

		Page

ARTICLE I

Defined Terms

Section 101.	Definitions	1

ARTICLE II

Establishment of the Trust

Section 201.	Name	11
Section 202.	Office of the Delaware Trustee; Principal Place of Business	11
Section 203.	Initial Contribution of Trust Property; Organizational Expenses	11
Section 204.	Issuance of the Preferred Securities	11
Section 205.	Subscription and Purchase of Debentures; Issuance of the Common Securities	12
Section 206.	Declaration of Trust	12
Section 207.	Authorization to Enter into Certain Transactions	12
Section 208.	Assets of Trust	16
Section 209.	Title to Trust Property	16

ARTICLE III

Payment Account

Section 301.	Payment Account	17

ARTICLE IV

Distributions; Redemption

Section 401.	Distributions	17
Section 402.	Redemption	18
Section 403.	Subordination of Common Securities	20
Section 404.	Payment Procedures	21
Section 405.	Tax Returns and Reports	21
Section 406.	Payment of Taxes, Duties, Etc. of the Trust	21
Section 407.	Payments under Indenture	21

i

ii

iii

		Page

Section 1006.	Successors	52
Section 1007.	Headings	52
Section 1008.	Reports, Notices and Demands	52
Section 1009.	Agreement Not to Petition	53
Section 1010.	Trust Indenture Act; Conflict with Trust Indenture Act	53
Section 1011.	Acceptance of Terms of Trust Agreement, Guarantee and Indenture	54

Exhibit A	Certificate of Trust
Exhibit B	Form of Certificate Depository Agreement
Exhibit C	Form of Common Securities Certificate
Exhibit D	Form of Expense Agreement
Exhibit E	Form of Preferred Securities

iv

Certain Sections of this Trust Agreement relating to
Sections 310 through 318 of the
Trust Indenture Act of 1939:

TRUST INDENTURE ACT SECTION	TRUST AGREEMENT SECTION

Section 310(a)(1)	807
(a)(2)	807
(a)(3)	809
(a)(4)	2.7(1)(b)
(b)	808

Section 311(a)	813
(b)	813

Section 312(a)	507
(b)	507
(c)	507

Section 313(a)	814(1)
(a)(4)	8.14(2)
(b)	8.14(2)
(c)	1008
(d)	814(3)

Section 314(a)	815
(b)	Not Applicable
(c)(1)	816
(c)(2)	816
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	101, 816

Section 315(a)	801(1), 803(1)
(b)	802, 1008
(c)	801(1)
(d)	801, 803
(e)	Not Applicable

Section 316(a)	Not Applicable
(a)(1)(A)	Not Applicable
(a)(1)(B)	Not Applicable
(a)(2)	Not Applicable

v

(b)	Not Applicable
(c)	607

Section 317(a)(1)	Not Applicable
(a)(2)	Not Applicable
(b)	509

Section 318	1010

NOTE:  This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Trust Agreement.

AMENDED AND RESTATED TRUST AGREEMENT, dated as of                       , 200  , among (i) Principal Financial Group, Inc., a Delaware corporation (including any successors or assigns, the “Depositor”), (ii)                                               , a                            duly organized and existing under the laws of the State of Delaware, as property trustee and Delaware trustee (in each such capacity, the “Property Trustee” and “Delaware Trustee,” respectively, and, in its separate corporate capacity and not in its capacity as Property Trustee or Delaware Trustee, the “Bank”), (iii)                     , an individual, and                     , an individual, each of whose address is c/o Principal Financial Group, Inc., 711 High Street, Des Moines, Iowa 50392 (each an “Administrative Trustee” and collectively the “Administrative Trustees”) (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the “Trustees”) and (iv) the several Holders, as hereinafter defined.

W I T N E S S E T H:

WHEREAS, the Depositor and the Delaware Trustee have heretofore duly declared and established a statutory trust pursuant to the Delaware Statutory Trust Act by the entering into of that certain Trust Agreement, dated as of                   , 200  , (the “Original Trust Agreement”), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on               , 200  , attached as Exhibit A; and

WHEREAS, the parties thereto desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities by the Trust pursuant to the Underwriting Agreement, (iii) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures and (iv) the appointment of the Administrative Trustees;

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other party and for the benefit of the Securityholders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

ARTICLE ONE

Defined Terms

Section 101            Definitions.  For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)           all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)           unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Trust Agreement; and

(d)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

“Act” has the meaning specified in Section 608.

“Additional Amount” means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

“Administrative Trustee” means each of                      and                     , solely in his capacity as Administrative Trustee of the Trust not in his individual capacity, or such Administrative Trustee’s successor in interest in such capacity, or any successor trustee appointed as herein provided.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Bank” has the meaning specified in the preamble to this Trust Agreement.

“Bankruptcy Event” means, with respect to any Person:

(a)           the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

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(b)           the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

“Bankruptcy Laws” has the meaning specified in Section 1009.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor’s Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Book Entry Preferred Securities Certificates” means a beneficial interest in the Preferred Securities Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 511.

“Business Day” means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed, or (c) a day on which the Property Trustee’s Corporate Trust Office or the Corporate Trust Office of the Debenture Trustee is closed for business.

“Certificate Depository Agreement” means the agreement among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Trust Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  The Depository Trust Company will be the initial Clearing Agency.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

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“Closing Date” means the First Time of Delivery as defined in the Underwriting Agreement, which date is also the date of execution and delivery of this Trust Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Security” means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

“Common Securities Certificate” means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

“Corporate Trust Office” means (i) in the case of the Property Trustee, the principal office of the Property Trustee, which as of the Closing Date is located in                           , Delaware; and (ii) in the case of the Debenture Trustee, the principal office of the Debenture Trustee, which as of the Closing Date is located in                           , Delaware.

“Debenture Event of Default” means an “Event of Default” as defined in the Indenture.

“Debenture Redemption Date” means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

“Debentures” means the $       aggregate principal amount of the Depositor’s     % Junior Subordinated Deferrable Interest Debentures, Series     , issued pursuant to the Indenture.

“Debenture Trustee” means                     , a                              organized under the laws of the State of Delaware and any successor thereto, not in its individual capacity but solely in its capacity as trustee.

“Definitive Preferred Securities Certificates” means either or both (as the context requires) of (a) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 511(1) and (b) Preferred Securities Certificates issued in certificated, fully registered form as provided in Section 513.

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“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801, et seq., as it may be amended from time to time.

“Delaware Trustee” means the commercial bank or trust company identified as the “Delaware Trustee” in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

“Depositor” has the meaning specified in the preamble to this Trust Agreement.

“Distribution Date” has the meaning specified in Section 401(1).

“Distributions” means amounts payable in respect of the Trust Securities as provided in Section 401.

“Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           the occurrence of a Debenture Event of Default; or

(b)           default by the Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

(c)           default by the Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

(d)           default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in whose performance or breach is dealt with in clause (b) or (c), above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 10% in Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e)           the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

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“Expense Agreement” means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit D, as amended from time to time.

“Expenses” has the meaning specified in Section 806(3).

“Expiration Date” has the meaning specified in Section 901.

“Grantor Trust Event” has the meaning specified in Section 902(2).

“Guarantee” means the Guarantee Agreement executed and delivered by the Depositor and                     , as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the holders of the Preferred Securities, as amended from time to time.

“Indenture” means the Junior Subordinated Indenture, dated as of                          , 200  , as supplemented by a Supplemental Indenture No.        dated as of                          ,           , between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

“Independent Legal Counsel” has the meaning specified in Section 608.

“Investment Company Event” means the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a “Change in 1940 Act Law”) to the effect that the Trust is or will be considered an “investment company” that is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities under this Trust Agreement.

“Lien” means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Like Amount” means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed.

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“Liquidation Amount” means the stated amount of $25 per Trust Security.

“Liquidation Date” means each Date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 904(1).

“Liquidation Distribution” has the meaning specified in Section 904(4).

“1940 Act” means the Investment Company Act of 1940, as amended.

“Officers’ Certificate” means a certificate signed by the Chairman, President, Chief Executive Officer or a Vice President, and by the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee.  One of the officers signing an Officers’ Certificate given pursuant to Section 806 shall be the principal executive, financial or accounting officer of the Depositor.  Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

(a)           a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

(b)           a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate;

(c)           a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, but not an employee of any thereof, and who shall be acceptable to the Property Trustee.

“Original Trust Agreement” has the meaning specified in the recitals to this Trust Agreement.

“Outstanding”, when used with respect to Preferred Securities, means, as of the date of determination, all Preferred Securities theretofore executed and delivered under this Trust Agreement, except:

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(a)           Preferred Securities theretofore cancelled by the Administrative Trustees or delivered to the Administrative Trustees for cancellation;

(b)           Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Securities; provided that, if such Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

(c)           Preferred Securities which have been paid or in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Section 505;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities that such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate.  Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee’s right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

“Owner” means each Person who is the beneficial owner of a Book Entry Preferred Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 509 and shall initially be the Property Trustee.

“Payment Account” means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Section 401.

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“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Security” means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

“Preferred Securities Certificate” means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit E.

“Property Trustee” means the commercial bank or trust company identified as the “Property Trustee” in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

“Redemption Date” means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

“Redemption Price” means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the date of redemption, plus the related amount of the premium, if any, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

“Relevant Trustee” shall have the meaning specified in Section 810.

“Responsible Officer” means, with respect to the Property Trustee or Delaware Trustee, any officer within the Corporate Trust Office of the Property Trustee or Delaware Trustee with direct responsibility for the administration of this Trust Agreement, including any vice-president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or other officer of the Corporate Trust Office of the Property Trustee or Delaware Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Securities Register” and “Securities Registrar” have the respective meanings specified in Section 504.

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“Securityholder” or “Holder” means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Statutory Trust Act.

“Special Event” has the meaning specified in Section 902(2).

“Tax Event” means the receipt by the Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under this Trust Agreement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days after the date thereof, subject to United States Federal income tax with respect to income received or accrued on the Debentures, (ii) interest payable by the Depositor on the Debentures is not, or within 90 days after the date thereof, will not be, deductible, in whole or in part, for United States Federal income tax purposes or (iii) the Trust is, or will be within 90 days after the date thereof, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges.

“Trust” means the Delaware statutory trust created and continued hereby and identified on the cover page to this Trust Agreement.

“Trust Agreement” means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Property” means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

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“Trust Security” means any one of the Common Securities or the Preferred Securities.

“Trust Securities Certificate” means any one of the Common Securities Certificates or the Preferred Securities Certificates.

“Underwriting Agreement” means the Underwriting Agreement, dated as of                  ,          , among the Trust, the Depositor and the Underwriters named therein.

ARTICLE TWO

Establishment of the Trust

Section 201                                   Name.  The Trust created and continued hereby shall be known as “[                         ],” as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 202                                   Office of the Delaware Trustee; Principal Place of Business.  The address of the Delaware Trustee in the State of Delaware is c/o                                ,                   ,                    , Delaware                 , Attention:                              , or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor.  The principal executive office of the Trust is c/o Principal Financial Group, Inc., 711 High Street, Des Moines, Iowa 50392.

Section 203                                   Initial Contribution of Trust Property; Organizational Expenses.  The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property.  The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee.  The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

Section 204                                   Issuance of the Preferred Securities.  On behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement.  Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 502 and deliver to the Underwriters named therein Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of         Preferred Securities having an aggregate

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Liquidation Amount of $      , against receipt of the aggregate purchase price of such Preferred Securities of $     , which amount the Administrative Trustees shall promptly deliver to the Property Trustee.

Section 205                                   Subscription and Purchase of Debentures; Issuance of the Common Securities.  Contemporaneously with the execution and delivery of this Trust Agreement, the Administrative Trustees, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount equal to $       , and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $      .  Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 502 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of          Common Securities having an aggregate Liquidation Amount of $       against payment by the Depositor of the sum of $      .

Section 206                                   Declaration of Trust.  The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, and (b) to engage in those activities necessary, convenient or incidental thereto.  The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment.  The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders.  The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust.  The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein.  The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act.

Section 207                                   Authorization to Enter into Certain Transactions.

(1)                                  The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement.  Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Administrative Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

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(A)                             As among the Trustees, each Administrative Trustee shall have the power and authority to act on behalf of the Trust with respect to the following matters:

(i)                                    the issuance and sale of the Trust Securities;

(ii)                                 to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

(iii)                             assisting in the registration of the Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

(iv)                             assisting in the listing of the Preferred Securities upon such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Preferred Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

(v)                                the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

(vi)                             the appointment of a Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement;

(vii)                          registering transfer of the Trust Securities in accordance with this Trust Agreement;

(viii)                       to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

(ix)                               unless as otherwise required by the Delaware Statutory Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the

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Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

(x)                                   the taking of any action incidental to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

(B)                                As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

(i)                                    the establishment of the Payment Account;

(ii)                                 the receipt of the Debentures;

(iii)                              the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

(iv)                             the distribution of amounts owed to the Securityholders in respect of the Trust Securities;

(v)                                the exercise of all of the rights, powers and privileges of a holder of the Debentures;

(vi)                             the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

(vii)                          the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

(viii)                       to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

(ix)                               after an Event of Default the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without

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consideration of the effect of any such action on any particular Securityholder);

(x)                                  registering transfers of the Trust Securities in accordance with this Trust Agreement; and

(xi)                               subject to this Section 207(1)(b), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 207(1)(a).

(2)                                  So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby.  In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a “grantor trust” for federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property.  The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

(3)                                  In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

(A)                              to prepare for filing by the Trust with the Commission and to execute on behalf of the Trust a registration statement on Form S-3 or S-4 in relation to the Preferred Securities, including any amendments thereto;

(B)                                to determine the States in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the

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Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

(C)                                to prepare for filing by the Trust and to execute on behalf of the Trust an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Preferred Securities;

(D)                               to prepare for filing by the Trust with the Commission and to execute on behalf of the Trust a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

(E)                                 to negotiate the terms of, and execute and deliver, the Underwriting Agreement providing for the sale of the Preferred Securities; and

(F)                                 any other actions necessary or desirable to carry out any of the foregoing activities.

(4)                                  Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940, as amended, or taxed as a corporation for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes.  In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the holders of the Preferred Securities.

Section 208                                   Assets of Trust.  The assets of the Trust shall consist of the Trust Property.

Section 209                                   Title to Trust Property.  Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Securityholders in accordance with this Trust Agreement.

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ARTICLE THREE

Payment Account

Section 301                                   Payment Account.

(1)                                  On or prior to the Closing Date, the Property Trustee shall establish the Payment Account.  The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement.  All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

(2)                                  The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal or interest on, and any other payments or proceeds with respect to, the Debentures.  Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

ARTICLE FOUR

Distributions; Redemption

Section 401                                   Distributions.

(1)                                  Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions.  Distributions shall accrue from                          , 200  , and, except in the event that the Depositor exercises its right to extend the interest payment period for the Debentures pursuant to the Indenture, shall be payable quarterly in arrears on                               ,                             ,                     and                     of each year, commencing on                             ,           .  If any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which distributions are payable in accordance with this Section 401(1) a “Distribution Date”).

(2)                                  The Trust Securities represent undivided beneficial interests in the Trust Property, and, as a practical matter, the Distributions on the Trust Securities shall be payable at a rate of          % per annum of the Liquidation Amount of the Trust Securities.

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The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months.  The amount of Distributions payable for any period shall include the Additional Amounts, if any.

(3)                                  Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

(4)                                  Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the date 15 days prior to the relevant Distribution Date.

Section 402                                   Redemption.

(1)                                  On each Debenture Redemption Date and on the stated maturity of the Debentures, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

(2)                                  Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder’s address appearing in the Security Register.  All notices of redemption shall state:

(a)                                  the Redemption Date;

(b)                                 the Redemption Price;

(c)                                  the CUSIP number;

(d)                                 if less than all the Outstanding Trust Securities are to be redeemed, the identification and the total Liquidation Amount of the particular Trust Securities to be redeemed; and

(e)                                  that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that distributions thereon will cease to accrue on and after said date.

(3)                                  The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures.  Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the

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Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

(4)                                  If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, New York time, on the Redemption Date, subject to Section 402(3), the Property Trustee will, so long as the Preferred Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the holders thereof.  If the Preferred Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 402(3), will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their Preferred Securities Certificates.  Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Register for the Trust Securities on the relevant record dates for the related Distribution Dates.  If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price, but without interest, and such Securities will cease to be outstanding.  In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date.  In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

(5)                                  Payment of the Redemption Price on the Trust Securities shall be made to the recordholders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to the relevant Redemption Date; provided, however, that in the event that the Preferred Securities do not remain in book-entry-only form, the relevant record date shall be the fifteenth day prior to the Redemption Date.

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(6)                                  If less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Preferred Securities.  The particular Preferred Securities to be redeemed shall be selected on a pro rata basis (based upon Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25.  The Property Trustee shall promptly notify the Security Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed.  For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Preferred Securities which has been or is to be redeemed.

Section 403                                   Subordination of Common Securities.

(1)                                  Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or Redemption Price of, Preferred Securities then due and payable.

(2)                                  In the case of the occurrence of any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated.  Until any such Event of Default under this Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred

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Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

Section 404                                   Payment Procedures.  Payments in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which shall credit the relevant Persons’ accounts at such Clearing Agency on the applicable distribution dates.  Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

Section 405                                   Tax Returns and Reports.  The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor’s expense, and file all Federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust.  In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared or filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service form required to be furnished to such Securityholder or the information required to be provided on such form.  The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns, reports and schedules promptly after such filing or furnishing.  The Trustees shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

Section 406                                   Payment of Taxes, Duties, Etc. of the Trust.  Upon receipt under the Debentures of Additional Sums (as defined in the Indenture), the Property Trustee shall upon receipt of written notice from the applicable governmental authority promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

Section 407                                   Payments under Indenture.  Any amount payable hereunder to any Holder of Preferred Securities (and any Owner with respect thereto) shall be reduced by the amount of any corresponding payment such Holder (and Owner) has directly received pursuant to Section 508 of the Indenture.

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ARTICLE FIVE

Trust Securities Certificates

Section 501                                   Initial Ownership.  Upon the formation of the Trust and the contribution by the Depositor pursuant to Section 203 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

Section 502                                   The Trust Securities Certificates.  The Preferred Securities Certificates shall be issued in minimum denominations of $25 Liquidation Amount and integral multiples of $25 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $25 Liquidation Amount and integral multiples thereof.  The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrative Trustee.  Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates.  A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee’s name pursuant to Section 504.

Section 503                                   Delivery of Trust Securities Certificates.  On the Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 204 and 205, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, signed by its chairman, president, chief executive officer, any senior vice president or any vice president, treasurer or assistant treasurer or controller without further corporate action by the Depositor, in authorized denominations.

Section 504                                   Registration of Transfer and Exchange of Preferred Securities Certificates.  The Securities Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 508, a Securities Register in which, subject to such reasonable regulations as it may prescribe, the Securities Registrar shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to Section 510 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided.  The Property Trustee shall be the initial Securities Registrar.  The provisions of Sections 801, 803 and 806 shall apply to the Property Trustee also in its role as Securities Registrar, for so long as the Property Trustee shall act as Securities Registrar and, to the extent applicable, to any other securities registrar appointed hereunder.  Any

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reference in this Trust Agreement to the Securities Registrar shall include any co-securities registrar unless the context requires otherwise.

Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 508, the Administrative Trustees or any one of them shall execute and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees.  The Securities Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption.  At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 508.

Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustees and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing.  Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Administrative Trustees in accordance with their customary practice.

No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities Certificates.

Section 505                                   Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.  If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a protected purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination.  In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.  Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued,

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whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

Section 506                                   Persons Deemed Securityholders.  The Administrative Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

Section 507                                   Access to List of Securityholders’ Names and Addresses.  The Administrative Trustees or the Depositor shall furnish or cause to be furnished (a) to the Property Trustee, semi-annually on or before January 15 and July 15 in each year, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of the most recent Record Date and (b) to the Property Trustee, promptly after receipt by any Administrative Trustee or the Depositor of a request therefor from the Property Trustee in order to enable the Property Trustee to discharge its obligations under this Trust Agreement, in each case to the extent such information is in the possession or control of the Administrative Trustees or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee in its capacity as Securities Registrar.  The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights of the Trustee shall be as provided in the Trust Indenture Act.  Each Holder, by receiving and holding a Trust Securities Certificate, and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 508                                   Maintenance of Office or Agency.  The Administrative Trustees shall maintain in The City of New York, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served.  The Administrative Trustees initially designate                                , as its principal corporate trust office for such purposes.  The Property Trustee shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

Section 509                                   Appointment of Paying Agent.  The Paying Agent shall make distributions to Securityholders from the Payment Account and shall report the amounts of such distributions to the Property Trustee and the Administrative Trustees.  Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the distributions referred to above.  The

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Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect.  The Paying Agent shall initially be the Property Trustee, and any co-paying agent chosen by the Property Trustee, and acceptable to the Administrative Trustees and the Depositor.  Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Administrative Trustees, the Property Trustee and the Depositor.  In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company).  The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders.  The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee.  The provisions of Sections 801, 803 and 806 shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder.  Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 510                                   Ownership of Common Securities by Depositor.   On the Closing Date and on each other date provided for in Section 205, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities.  To the fullest extent permitted by law, except as otherwise permitted under the Indenture, any attempted transfer of the Common Securities shall be void.  The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating “THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS PROVIDED IN THE TRUST AGREEMENT (AS DEFINED BELOW)”.

Section 511                                   Book-Entry Preferred Securities Certificates; Common Securities Certificate.

(1)                                  The Preferred Securities Certificates, upon original issuance, will be issued in the form of a typewritten Preferred Securities Certificate or Certificates representing Book-Entry Preferred Securities Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust.  Such Preferred Securities Certificate or Certificates shall initially be registered on the

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Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no beneficial owner will receive a Definitive Preferred Securities Certificate representing such beneficial owner’s interest in such Preferred Securities, except as provided in Section 513.  Unless and until Definitive Preferred Securities Certificates have been issued to beneficial owners pursuant to Section 513:

(a)                                  the provisions of this Section 511(1) shall be in full force and effect;

(b)                                 the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Preferred Securities Certificates (including the payment of principal of and interest on the Book-Entry Preferred Securities and the giving of instructions or directions to Owners of Book-Entry Preferred Securities) as the sole Holder of Book-Entry Preferred Securities and shall have no obligations to the Owners thereof;

(c)                                  to the extent that the provisions of this Section 511 conflict with any other provisions of this Trust Agreement, the provisions of this Section 511 shall control; and

(d)                                 the rights of the Owners of the Book-Entry Preferred Securities Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants.  Pursuant to the Certificate Depository Agreement, unless and until Definitive Preferred Securities Certificates are issued pursuant to Section 513, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Preferred Securities to such Clearing Agency Participants.

(2)                                  A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

Section 512                                   Notices to Clearing Agency.  To the extent that a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Preferred Securities Certificates shall have been issued to Owners pursuant to Section 513, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

Section 513                                   Definitive Preferred Securities Certificates.  If (a) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to

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properly discharge its responsibilities with respect to the Preferred Securities Certificates, and the Depositor is unable to locate a qualified successor, (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of a Debenture Event of Default, Owners of Preferred Securities Certificates representing beneficial interests aggregating at least a majority of the Liquidation Amount advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Owners of Preferred Securities Certificates, then the Clearing Agency shall notify all Owners of Preferred Securities Certificates and the Trustees of the occurrence of any such event and of the availability of the Definitive Preferred Securities Certificates to Owners of such class or classes, as applicable, requesting the same.  Upon surrender to the Administrative Trustees of the typewritten Preferred Securities Certificate or Certificates representing the Book Entry Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall execute the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency.  Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Securityholders.  The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

Section 514                                   Rights of Securityholders.  The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 209, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below.  The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement.  The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust.  The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

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ARTICLE SIX

Acts of Securityholders; Meetings; Voting

Section 601                                   Limitations on Voting Rights.

(1)                                  Except as provided in this Section, in Sections 810 and 1002 and in the Indenture and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

(2)                                  So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each holder of Preferred Securities.  The Trustees shall not revoke any action previously authorized or approved by a vote of the Preferred Securities, except by a subsequent vote of the Preferred Securities.  The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures.  In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation or partnership for United States federal income tax purposes on account of such action.

(3)                                  If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall

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not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Preferred Securities.

Section 602                                   Notice of Meetings.  Notice of all meetings of the Preferred Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee upon receipt of written notice of the calling of such meeting from the Administrative Trustees pursuant to Section 1008 to each Preferred Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting.  At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting.  Any adjourned meeting may be held as adjourned without further notice.

Section 603                                   Meetings of Preferred Securityholders.  No annual meeting of Securityholders is required to be held.  The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Preferred Securityholders of record of 25% of the Preferred Securities (based upon their Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Preferred Securityholders to vote on any matters as to which Preferred Securityholders are entitled to vote.

Preferred Securityholders of record of 50% of the Preferred Securities (based upon their Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

If a quorum is present at a meeting, an affirmative vote by the Preferred Securityholders of record present, in person or by proxy, holding more than a majority of the Preferred Securities (based upon their Liquidation Amount) held by the Preferred Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

Section 604                                   Voting Rights.  Securityholders shall be entitled to one vote for each $25 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

Section 605                                   Proxies, etc.  At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken.  Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee.  Only Securityholders of record shall be entitled to vote.  When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of

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such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities.  A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  No proxy shall be valid more than three years after its date of execution.

Section 606                                   Securityholder Action by Written Consent.  Any action which may be taken by Securityholders at a meeting may be taken without prior notice and without a meeting if Securityholders holding more than a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

Section 607                                   Record Date for Voting and Other Purposes.  For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

Section 608                                   Acts of Securityholders.  Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Securityholders or Owners signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 801) conclusive in favor of the Trustees, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of

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his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

The ownership of Preferred Securities shall be proved by the Securities Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such liquidation amount.

If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the dispute shall be submitted to an independent legal counsel which has not provided significant services to any of the disputing parties in the past two years (the “Independent Legal Counsel”), and reasonably satisfactory to the disputing parties, for determination of such matter.  The Independent Legal Counsel’s determination shall be conclusive and binding with respect to such matter.

Section 609                                   Inspection of Records.  Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder’s interest as a Securityholder.

ARTICLE SEVEN

Representations and Warranties

Section 701                                   Representations and Warranties of the Bank, the Property Trustee and the Delaware Trustee.  The Bank, the Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

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(1)                                  the Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(2)                                  the Bank has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

(3)                                  this Trust Agreement has been duly authorized, executed and delivered by the Bank and constitutes the valid and legally binding agreement of the Bank enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(4)                                  the execution, delivery and performance by the Bank of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Bank and do not require any approval of stockholders of the Bank and such execution, delivery and performance will not (i) violate the Bank’s Charter or By-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Bank is a party or by which it is bound (other than as contemplated by the Trust Agreement, the Indenture and the Guarantee), or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking or trust powers of the Bank or any order, judgment or decree applicable to the Bank;

(5)                                  the execution, delivery and performance by the Property Trustee of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Property Trustee and do not require any approval of stockholders of the Property Trustee and such execution, delivery and performance will not (i) violate the Property Trustee’s Charter or By-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee is a party or by which it is bound (other than as contemplated by the Trust Agreement, the Indenture and the Guarantee), or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking or trust powers of the Property Trustee or any order, judgment or decree applicable to the Property Trustee;

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(6)                                  the execution, delivery and performance by the Delaware Trustee of this Trust Agreement have been duly authorized by all necessary corporate or other action on the part of the Delaware Trustee and do not require any approval of stockholders of the Delaware Trustee and such execution, delivery and performance will not (i) violate the Delaware Trustee’s Charter or By-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Delaware Trustee is a party or by which it is bound (other than as contemplated by the Trust Agreement, the Indenture and the Guarantee), or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking or trust powers of the Delaware Trustee or any order, judgment or decree applicable to the Delaware Trustee;

(7)                                  neither the authorization, execution or delivery by the Bank of this Trust Agreement nor the consummation of any of the transactions by the Bank contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing the banking or trust powers of the Bank under the laws of the United States or the State of Delaware (other than as contemplated by the Trust Agreement, the Indenture and the Guarantee);

(8)                                  neither the authorization, execution or delivery by the Property Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing the banking or trust powers of the Property Trustee under the laws of the United States or the State of Delaware (other than as contemplated by the Trust Agreement, the Indenture and the Guarantee);

(9)                                  neither the authorization, execution or delivery by the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Delaware Trustee contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing the banking or trust powers of the Delaware Trustee under the laws of the United States or the State of Delaware (other than as contemplated by the Trust Agreement, the Indenture and the Guarantee); and

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(10)                            there are no proceedings pending or, to the best of each of the Bank’s, the Property Trustee’s and the Delaware Trustee’s knowledge, threatened against or affecting the Bank, the Property Trustee or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Bank to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

Section 702                                   Representations and Warranties of Depositor.  The Depositor hereby represents and warrants for the benefit of the Securityholders that:

(1)                                  the Trust Securities Certificates issued on the Closing Date on behalf of the Trust have been duly authorized and will have been, duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of such date, entitled to the benefits of this Trust Agreement; and

(2)                                  there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Bank, the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

ARTICLE EIGHT

The Trustees

Section 801                                   Certain Duties and Responsibilities.

(1)                                  The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act.  Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section.  Nothing in this Trust Agreement shall be construed to release the Property Trustee from liability for its own negligent action, its own failure to act, or its own willful misconduct.  To the extent that, at law or in equity, an Administrative Trustee has duties (including fiduciary duties) and liabilities relating

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thereto to the Trust or to the Securityholders, such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Trustee’s good faith reliance on the provisions of this Trust Agreement.  The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Administrative Trustees.

(2)                                  All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof.  Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security.  This Section 801(2) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

(3)                                  No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a)                                  the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

(b)                                 the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

(c)                                  the Property Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such Property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

(d)                                 the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor.  Money

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held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 301 and except to the extent otherwise required by law; and

(e)                                  the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

Section 802                                   Notice of Defaults.  Within five Business Days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 1008, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.

Within five Business Days after the receipt of notice of the Depositor’s exercise of its right to extend the interest payment period for the Debentures pursuant to the Indenture, the Administrative Trustee shall transmit, in the manner and to the extent provided in Section 1008, notice of such exercise to the Securityholders and the Property Trustee, unless such exercise shall have been revoked.

Section 803                                   Certain Rights of Property Trustee.  Subject to the provisions of Section 801:

(1)                                  the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)                                  if, (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions in this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken.  The Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking,

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by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

(3)                                  any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officer’s Certificate;

(4)                                  whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer’s Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

(5)                                  the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

(6)                                  the Property Trustee may consult with counsel and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice, such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees.  The Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

(7)                                  the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(8)                                  the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument,

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opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

(9)                                  the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Property Trustee shall not be responsible for any misconduct or negligence on the part of or for the supervision of, any such agent or attorney appointed with due care by it hereunder;

(10)                            whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in acting in accordance with such instructions;

(11)                            except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement; and

(12)                            the Property Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Property Trustee obtains actual knowledge of such event or the Property Trustee receives written notice of such event from any Securityholder, the Depositor or the Debenture Trustee.

No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation.  No permissive power or authority available to the Property Trustee shall be construed to be a duty.

Section 804                                   Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their

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correctness.  The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

Section 805                                   May Hold Securities.  Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 808 and 813 and except as provided in the definition of the term “Outstanding” in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

Section 806                                  Compensation; Indemnity; Fees.  The Depositor agrees:

(1)                                  to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                  except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

(3)                                  to indemnify each of the Trustees (including in their individual capacities) and their officers, directors and employees or any predecessor Trustee for, and to hold the Trustees harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (collectively, “Expenses”); and

(4)                                  to the fullest extent permitted by law, the Expenses (including reasonable attorneys’ fees and expenses) incurred by a Trustee referred to in paragraph (c) of this Section 806 shall be paid by the Depositor in advance upon receipt of an undertaking by or on behalf of such Trustee to repay such amount if it shall ultimately be determined that such Trustee is not entitled to be indemnified by the Depositor as authorized in this Section 806.

No Trustee may claim any lien or charge on any Trust Property as a result of any amount due pursuant to this Section 806.

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Section 807            Corporate Property Trustee Required; Eligibility of Trustees.

(1)           There shall at all times be a Property Trustee hereunder with respect to the Trust Securities.  The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000.  If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(2)           There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities.  Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

(3)           There shall at all times be a Delaware Trustee with respect to the Trust Securities.  The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

Section 808            Conflicting Interests.  If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

Section 809            Co-Trustees and Separate Trustee.  Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable,

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subject to the other provisions of this Section.  If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.  Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bond such entity.

Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(1)           The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

(2)           The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties, and obligations shall be exercised and performed by such co-trustee or separate trustee.

(3)           The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default under the Indenture has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor.  Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or

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removal.  A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

(4)           No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee, or any other trustee hereunder.

(5)           The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

(6)           Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 810            Resignation and Removal; Appointment of Successor.  No resignation or removal of any Trustee (the “Relevant Trustee”) and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 811.

Any Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders.  If the instrument of acceptance by the successor Trustee required by Section 811 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Common Securityholder.  If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust).  An Administrative Trustee may be removed by the Common Securityholder at any time.

If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees with respect to the Trust Securities and the Trust, and the retiring Trustee shall comply with the applicable requirements of Section 811.  If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default is continuing, the Preferred Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the

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Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and such successor Trustee shall comply with the applicable requirements of Section 811.  If an Administrative Trustee shall resign, be removed or become incapable of acting as Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securityholder shall appoint a successor or Administrative Trustees.  If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Common Securityholder or the Preferred Securityholders and accepted appointment in the manner required by Section 811, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 1008 and shall give notice to the Depositor, in each case promptly upon receipt by it of notice of such resignation.  Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 807).

Section 811            Acceptance of Appointment by Successor.  In case of the appointment hereunder of a successor Trustee, such successor Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Depositor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and if the Property Trustee is the resigning Trustee shall duly assign, transfer and deliver to the successor Trustee all property and money held by such retiring Property Trustee hereunder.

In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee (if requested by the

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Depositor) and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees of the same trust and that each such Relevant Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Relevant Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

Section 812            Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 813            Preferential Collection of Claims Against Depositor or Trust.  If and when the Property Trustee or the Delaware Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), the Property Trustee or the Delaware Trustee, as the case may be, shall be

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subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).

Section 814            Reports by Property Trustee.

(1)           Within 60 days after December 31 of each year commencing with December 31,                     the Property Trustee shall transmit to all Securityholders in accordance with Section 1008, and to the Depositor, a brief report dated as of such December 31 with respect to:

(a)           its eligibility under Section 807 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect;

(b)           a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such December 31 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such noncompliance; and

(c)           any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

(2)           In addition the Property Trustee shall transmit to Securityholders and the Depositor such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(3)           A copy of each such report shall, at the time of such transmission to the Depositor, be filed by the Depositor with each stock exchange upon which the Trust Securities are listed and with the Commission.

Section 815            Reports to the Property Trustee.  The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 3.14 of the Trust Indenture Act (if any) and the compliance certificate required by Section 3.14(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 3.14 of the Trust Indenture Act.

Section 816            Evidence of Compliance with Conditions Precedent.  Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the

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Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 3.14(c) of the Trust Indenture Act.  Any certificate or opinion required to be given by an officer pursuant to Section 3.14(c)(1) of the Trust Indenture Act shall be given in the form of an Officers’ Certificate.

Section 817            Number of Trustees.

(1)           The number of Trustees shall be four, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees.

(2)           If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 817(1), or if the number of Trustees is increased pursuant to Section 817(1), a vacancy shall occur.  The vacancy shall be filled with a Trustee appointed in accordance with Section 810.

(3)           The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust.  Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 810, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Trust Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

Section 818            Delegation of Power.

(1)           Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 207(1), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

(2)           The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

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ARTICLE NINE

Dissolution, Liquidation and Merger

Section 901            Dissolution Upon Expiration Date.  Unless earlier dissolved, the Trust shall automatically dissolve on                     ,              (the “Expiration Date”), following the distribution of the Trust Property in accordance with Section 904.

Section 902            Early Dissolution.  The first to occur of any of the following events is an “Early Termination Event”, upon the occurrence of which the Trust shall be dissolved:

(1)           the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

(2)           the occurrence of a Tax Event or an Investment Company Event (each, a “Special Event”), or the Trust is or will not be taxed as a grantor trust but a Tax Event has not occurred (a “Grantor Trust Event”), and written direction is given to the Property Trustee from the Depositor within 45 days of such Special Event or Grantor Trust Event (which direction is optional and wholly within the discretion of the Depositor) to dissolve the Trust and distribute Debentures to Securityholders in accordance with Section 904;

(3)           the redemption of all of the Preferred Securities; and

(4)           an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction.

Section 903            Termination.  The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following:

(1)           the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 904, or upon the redemption of all of the Trust Securities pursuant to Section 402, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities;

(2)           the payment of any expenses owed by the Trust; and

(3)           the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

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Section 904            Liquidation.

(1)           If an Early Termination Event specified in clause (1), (2) or (4) of Section 902 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 904(4).  Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder’s address appearing in the Securities Register.  All notices of liquidation shall:

(a)           state the Liquidation Date;

(b)           state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

(c)           provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 904(4) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

(2)           Except where Section 902(3) or 904(4) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

(3)           Except where Section 902(3) or 904(4) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) the Depositor shall use its reasonable efforts to have the Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments or interest or principal will be made to holders of Trust Securities Certificates with respect to such

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Debentures) and (iv) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

(4)           In the event that, notwithstanding the other provisions of this Section 904, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be wound-up by the Property Trustee in such manner as the Property Trustee determines.  In such event, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accrued and unpaid Distributions thereon to the date of payment (such amount being the “Liquidation Distribution”).  If, upon any such winding up the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts).  The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

Section 905            Mergers, Consolidations, Amalgamations or Replacements of the Trust.  The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to this Section 905 or Section 904.  At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, the Trust may merge with or into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the “Successor Securities”) so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation,

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amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Depositor has received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (viii) the Depositor owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.  Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

ARTICLE TEN

Miscellaneous Provisions

Section 1001          Limitation of Rights of Securityholders.  The death or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor annul, dissolve or terminate the Trust, nor entitle the legal representatives or heirs of such person or any Securityholder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Section 1002          Amendment.

(1)           This Trust Agreement may be amended from time to time by the Administrative Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an “investment company” under the 1940 Act;

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provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any Securityholder, and any such amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

(2)           Except as provided in Section 1002(3) hereof, any provision of this Trust Agreement may be amended by the Administrative Trustees and the Depositor with (i) the consent of Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust’s status as a grantor trust for federal income tax purposes or the Trust’s exemption from status of an “investment company” under the 1940 Act.

(3)           In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein without the unanimous consent of the Securityholders, this paragraph (3) of this Section 1002 may not be amended.

(4)           Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an “investment company” under the 1940 Act.

(5)           Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

(6)           In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

(7)           No amendment to this Trust Agreement shall be adopted that affects the Property Trustee’s or the Delaware Trustee’s rights, duties or immunities under this Trust Agreement without the consent of the Property Trustee or the Delaware Trustee, as the case may be.  The Property Trustee shall be entitled to receive and conclusively rely on an Opinion of Counsel and an Officer’s Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

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Section 1003          Separability.  In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1004          Governing Law.  This Trust Agreement and the rights and obligations of each of the Securityholders, the Trust and the Trustees with respect to this Trust Agreement and the Trust Securities shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

Section 1005          Payments Due on Non-Business Day.  If the date fixed for any payment on any Trust Security shall be a day which is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day which is a Business Day (except as otherwise provided in Section 401(1)), with the same force and effect as though made on the date fixed for such payment, and no interest shall accrue thereon for the period after such date.

Section 1006          Successors.  This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee, including any successor by operation of law.  Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor’s obligations hereunder, the Depositor shall not assign its obligations hereunder.

Section 1007          Headings.  The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

Section 1008          Reports, Notices and Demands.  Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Preferred Securityholder, to such Preferred Securityholder as such Securityholder’s name and address may appear on the Securities Register and (b) in the case of the Common Securityholder or the Depositor, to Principal Financial Group, Inc., 711 High Street, Des Moines, Iowa 50392, Attention: [Treasurer], facsimile no.: (515) [  ]. Any notice to Preferred Securityholders shall also be given to such owners as have, within two years preceding the giving of such notice, filed their names and addresses with the Property Trustee for that purpose.  Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

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Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to                      ,                   ,                  , Attention:                 ; (b) with respect to the Delaware Trustee, to                     ,                      ,                   , Attention:                     ; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked “Attention: Administrative Trustees of                       .”  Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

Section 1009          Agreement Not to Petition.  Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, “Bankruptcy Laws”) or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law.  In the event the Depositor takes action in violation of this Section 1009, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall (promptly after receipt of written notice of the taking of such action) file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Trustee or the Trust may assert.  The provisions of this Section 1009 shall survive the termination of this Trust Agreement.

Section 1010          Trust Indenture Act; Conflict with Trust Indenture Act.

(1)           This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

(2)           The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

(3)           If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control.  If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or to be excluded, as the case may be.

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(4)           The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

Section 1011          Acceptance of Terms of Trust Agreement, Guarantee and Indenture.  THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

PRINCIPAL FINANCIAL GROUP, INC.

By:
Name:
Title:

[ ],
as Property Trustee and Delaware Trustee

By:
Name:
Title:

By:
as Administrative Trustee

By:
as Administrative Trustee

54

Exhibit A

Certificate of Trust

of

[                        ]

This CERTIFICATE OF TRUST of [                       ] (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code Section 3801 et seq.) (the “Act”).

10.           Name.  The name of the statutory trust being formed hereby is “[                       ].”

11.           Delaware Trustee.  The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is                    ,                        ,                       , Attention:                       .

12.           Effective Date.  This Certificate of Trust shall be effective as of its filing.

IN WITNESS WHEREOF, the undersigned trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

[ ],
as Trustee

By:
Name:
Title:

Exhibit B

                             ,

The Depository Trust Company

55 Water Street, 49th Floor

New York, New York 10041-0099

Attention:
General Counsel’s Office

Re: [                      ] [Quarterly] Income Preferred Securities

Ladies and Gentlemen:

The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company (“DTC”) of [                                         ] [               ]% Cumulative [Quarterly] Income Preferred Securities, Series A (the “Preferred Securities”), of [                                ], a Delaware statutory trust (the “Issuer”), formed pursuant to a Trust Agreement between Principal Financial Group, Inc. (“Principal”) and                , as Trustee.  The payment of distributions on the Preferred Securities to the extent the Issuer has funds available for the payment thereof, and payments due upon liquidation of Issuer or redemption of the Preferred Securities are guaranteed by Principal to the extent set forth in a Guarantee Agreement, dated                        ,            , by Principal with respect to the Preferred Securities.  Principal and the Issuer propose to sell the Preferred Securities to certain Underwriters (the “Underwriters”) pursuant to an Underwriting Agreement, dated                      , 200  , by and among the Underwriters, the Issuer and Principal dated                      ,           , and the Underwriters wish to take delivery of the Preferred Securities through DTC.                    is acting as transfer agent and registrar with respect to the Preferred Securities (the “Transfer Agent and Registrar”).

To induce DTC to accept the Preferred Securities as eligible for deposit at DTC, and to act in accordance with DTC’s rules with respect to the Preferred Securities, the Issuer, the Transfer Agent and Registrar and DTC agree among each other as follows:

1.                                       Prior to the closing of the sale of the Preferred Securities to the Underwriters, which is expected to occur on or about                         ,           , there shall be deposited with DTC one or more global certificates (individually and collectively, the “Global Certificate”) registered in the name of DTC’s Preferred Securities nominee, Cede & Co., representing an aggregate of                                 Preferred Securities and bearing the following legend:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

2.                                       The Amended and Restated Trust Agreement of the Issuer provides for the voting by holders of the Preferred Securities under certain limited circumstances.  The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

3.                                       In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice of such event at least 5 business days prior to the effective date of such event.

4.                                       In the event of distribution on, or an offering or issuance of rights with respect to, the Preferred Securities outstanding, the Issuer or the Transfer Agent and Registrar shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date, or any date by which any action on the part of the holders of Preferred Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Preferred Securities or published by or on behalf of the Issuer (whether by mail or publication, the “Publication Date”).  Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC’s possession no later than the close of business on the business day before the Publication Date.  The Issuer or the Transfer Agent and Registrar will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission.  (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Preferred Securities.  After establishing the amount of payment to be made on the Preferred Securities, the Issuer or the Transfer Agent and Registrar will notify DTC’s Dividend Department of such payment 5 business days prior to payment date.  Notices to DTC’s Dividend Department by telecopy shall be sent to (212) 855-4555.  Such notices by mail or by any other means shall be sent to:

Manager, Announcements

Dividend Department

The Depository Trust Company

55 Water Street, 25th Floor

New York, New York 10041

The Issuer or the Transfer Agent and Registrar shall confirm DTC’s receipt of such telecopy by telephoning the Dividend Department at (212) 855-4550.

5.                                       In the event of a redemption by the Issuer of the Preferred Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 4. Such redemption notice shall be sent to DTC’s Call Notification Department at (212) 855-7232, (212) 855-7233 or (212) 855-7234 and receipt of such notice shall be confirmed by telephoning (212) 855-7207.  Notice by mail or by any other means shall be sent to:

Call Notification Department

The Depository Trust Company

55 Water Street, 50th Floor

New York, New York 10041

6.                                       In the event of any invitation to tender the Preferred Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or the Transfer Agent and Registrar to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes), shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC’s Reorganization Department at (212) 855-5240 or (212) 855-5488 and receipt of such notice shall be confirmed by telephoning (212) 855-5235 or (212) 855-5489, or by mail or any other means to:

Manager, Reorganization Department

Reorganization Window

The Depository Trust Company

55 Water Street, 50th Floor

New York, New York 10041

7.                                      All notices and payment advices sent to DTC shall contain the CUSIP number or numbers of the Preferred Securities and the accompanying designation of the Preferred Securities, which, as of the date of this letter is “[                                ]             % Cumulative [Quarterly] Income Preferred Securities.”

8.                                      Distribution payments or other cash payments with respect to the Preferred Securities evidenced by the Global Certificate shall be received by Cede & Co., as nominee of DTC, or its registered assigns in next day funds on each payment date (or in accordance with existing arrangements between the Issuer or the Transfer Agent and Registrar and DTC).  Such payments shall be made payable to the order of Cede & Co., and shall be addressed as follows:

NDFS Redemption Department
The Depository Trust Company
55 Water Street, 25th Floor
New York, New York 10041

9.                                      DTC may by prior written notice direct the Issuer and the Transfer Agent and Registrar to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

10.                                In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the Issuer’s or the Transfer Agent and Registrar’s invitation) necessitating a reduction in the aggregate number of Preferred Securities outstanding evidenced by the Global Certificate, DTC, in its discretion: (a) may request the Issuer or the Transfer Agent and Registrar to issue and countersign a new Global Certificate or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.

11.                                DTC may discontinue its services as a securities depositary with respect to the Preferred Securities at any time by giving at least 90-days’ prior written notice to the Issuer and the Transfer Agent and Registrar (at which time DTC will confirm with the Issuer or the Transfer Agent and Registrar the aggregate number of Preferred Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law.

Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Preferred Securities, make available one or more separate global certificates evidencing Preferred Securities to any Participant having Preferred Securities credited to its DTC account, or issue definitive Preferred Securities to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

12.                                In the event that the Issuer determines that beneficial owners of Preferred Securities shall be able to obtain definitive Preferred Securities, the Issuer or the Transfer Agent and Registrar shall notify DTC of the availability of certificates.  In such event, the Issuer or the Transfer Agent and Registrar shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and the Transfer Agent and Registrar and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or the Transfer Agent and Registrar, together with any other documents of transfer reasonably requested by the Issuer or the Transfer Agent and Registrar.

13.                                This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Nothing herein shall be deemed to require the Transfer Agent and Registrar to advance funds on behalf of [                      ].

Very truly yours,

[ ]
(As Issuer)

By:	[Name of Trustee]
Administrative Trustee

By:
Name:
Title:
(As Transfer Agent and Registrar)

By:
Name:
Title:

RECEIVED AND ACCEPTED:

THE DEPOSITORY TRUST COMPANY

By:
Authorized Officer

Exhibit C

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS PROVIDED IN THE
TRUST AGREEMENT (AS DEFINED BELOW)

Certificate Number	Number of Common Securities
C–

Certificate Evidencing Common Securities
of
[                            ]
% Common Securities

(liquidation amount $25 per Common Security)

[                            ], a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby certifies that Principal Financial Group, Inc.  (the “Holder”) is the registered owner of                          (        ) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the         % Common Securities (liquidation amount $25 per Common Security) (the “Common Securities”).  In accordance with Section 510 of the Trust Agreement (as defined below) the Common Securities are not transferable and, to the fullest extent permitted by law, any attempted transfer hereof shall be void.  The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of                     , 200  , as the same may be amended from time to time (the “Trust Agreement”) including the designation of the terms of the Common Securities as set forth therein.  The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this          day of                                 .

[ ]

By
Name:
Administrative Trustee

C-2

Exhibit D

Agreement as to Expenses and Liabilities

AGREEMENT, dated as of                     , 200   between Principal Financial Group, Inc., a Delaware corporation (“Principal”), and [                            ], a Delaware statutory trust (the “Trust”).

WHEREAS, the Trust intends to issue its Common Securities (the “Common Securities”) to and receive Debentures from Principal and to issue and sell       %                            (the “Preferred Securities”) with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of                     , 20     as the same may be amended from time to time (the “Trust Agreement”);

WHEREAS, Principal will directly or indirectly own all of the Common Securities of Trust and will issue the Debentures;

NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase Principal hereby agrees shall benefit Principal and which purchase Principal acknowledges will be made in reliance upon the execution and delivery of this Agreement, Principal and Trust hereby agree as follows:

ARTICLE I

Section 1.1             Guarantee by Principal.  Subject to the terms and conditions hereof, Principal hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the “Beneficiaries”) the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries.  As used herein, “Obligations” means any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be.  This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

Section 1.2             Term of Agreement.  This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise) and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any Obligation, under the Guarantee Agreement dated the date hereof

by Principal and                      as guarantee trustee or under this Agreement for any reason whatsoever.  This Agreement is continuing, irrevocable, unconditional and absolute.

Section 1.3             Waiver of Notice.  Principal hereby waives notice of acceptance of this Trust Agreement and of any Obligation to which it applies or may apply, and Principal hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 1.4             No Impairment.  The obligations, covenants, agreements and duties of Principal under this Trust Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

(a)           the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the obligations;

(b)           any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

(c)           the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt, or other similar proceedings affecting the Trust or any of the assets of the Trust.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, Principal with respect to the happening of any of the foregoing.

Section 1.5             Enforcement.  A Beneficiary may enforce this Agreement directly against Principal and Principal waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against Principal.

ARTICLE II

Section 2.1             Binding Effect.  All guarantees and agreements contained in this Trust Agreement shall bind the successors, assigns, receivers, trustees and representatives of Principal and shall inure to the benefit of the Beneficiaries.

Section 2.2             Amendment.  So long as there remains any Beneficiary or any Preferred Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

Section 2.3  Notices.  Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex):

[                            ]
c/o

Facsimile No.:
Attention:

Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa 50392
Facsimile No.: (515) [                   ]
Attention: [Treasurer]

Section 2.4  This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

THIS AGREEMENT is executed as of the day and year first above written.

PRINCIPAL FINANCIAL GROUP, INC.

By:
Name:
Title:

[ ]

By:
Name:
Administrative Trustee

Exhibit E

IF THE PREFERRED SECURITY IS TO BE A GLOBAL CERTIFICATE INSERT –  This Preferred Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the “Depository”) or a nominee of the Depository.  This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

Unless this Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to [                            ] or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Certificate Number	Number of Preferred Securities

P–

CUSIP NO.

Certificate Evidencing Preferred Securities
of
[                            ]
     %,
Series
 (liquidation amount $25 per Preferred Security)

 [                            ], a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby certifies that                                      (the “Holder”) is the registered owner of                            (        ) preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the [                            ]     %                                     , Series A        (liquidation amount $25 per Preferred Security) (the “Preferred Securities”).  The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 504 of the Trust Agreement (as defined below).  The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of                       , 200  , as the same may be amended from time to time (the “Trust Agreement”) including the designation of the terms of Preferred Securities as set forth therein.  The Holder is entitled to the benefits of the Guarantee Agreement entered into by Principal Financial Group, Inc., a Delaware corporation, and                     , as guarantee trustee, dated as of                     , 200  , as the same may be amended from time to time (the “Guarantee”), to the extent provided therein.  The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this          day of                       ,         .

[ ]

By
Name:
Administrative Trustee

E-2

Assignment

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Preferred Security Certificate on the books of the Trust.  The agent may substitute another to act for him or her.

Date:
Signature:
(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

E-3

ANNEX C

GUARANTEE AGREEMENT

among

Principal Financial Group, Inc.,

as guarantor

and

[                            ],

as trustee

dated as of

[                            ]

TABLE OF CONTENTS

Article 1
Definitions

Section 101. Definitions	1

Article 2
Trust Indenture Act

Section 201. Trust Indenture Act; Application	5
Section 202. List of Holders	5
Section 203. Reports by the Guarantee Trustee	5
Section 204. Periodic Reports to Guarantee Trustee	5
Section 205. Evidence of Compliance with Conditions Precedent	6
Section 206. Events of Default; Waiver	6
Section 207. Event of Default; Notice	6
Section 208. Conflicting Interests	6

Article 3
Powers, Duties and Rights of the Guarantee Trustee

Section 301. Powers and Duties of the Guarantee Trustee	6
Section 302. Certain Rights of Guarantee Trustee	8
Section 303. Indemnity	10

Article 4
Guarantee Trustee

Section 401. Guarantee Trustee; Eligibility	10
Section 402. Appointment, Removal and Resignation of the Guarantee Trustee	11

Article 5
Guarantee

Section 501. Guarantee	12
Section 502. Waiver of Notice and Demand	12
Section 503. Obligations Not Affected	12
Section 504. Rights of Holders	13
Section 505. Guarantee of Payment	13
Section 506. Subrogation	13
Section 507. Independent Obligations	14

ii

Article 6
Covenants and Subordination

Section 601. Subordination	14
Section 602. Pari Passu Guarantees	14

Article 7
Termination

Section 701. Termination	14

Article 8
Miscellaneous

Section 801. Successors and Assigns	14
Section 802. Amendments	15
Section 803. Notices	15
Section 804. Benefit	16
Section 805. Interpretation	16
Section 806. Governing Law	17

iii

CROSS-REFERENCE TABLE

TRUST INDENTURE ACT SECTION	GUARANTEE SECTION

Section 310(a)	401(1)
(b)	401(3), 208
(c)	Not Applicable

Section 311(a)	202(2)
(b)	202(2)
(c)	Not Applicable

Section 312(a)	202(1)
(b)	202(2)

Section 313	203

Section 314(a)	204
(b)
(c)	205
(d)	Not Applicable
(e)	101, 205, 302
(f)	201, 302

Section 315(a)	301(4)
(b)	207
(c)	301
(d)	301(4)

Section 316(a)	101, 206, 504
(b)	503
(c)	802

Section 317(a)	Not Applicable
(b)	Not Applicable

Section 318(a)	201(2)
(b)	201
(c)	201(1)

NOTE:  This cross-reference table and tie shall not, for any purpose, be deemed to be a part of the Guarantee Agreement.

i

GUARANTEE AGREEMENT

This GUARANTEE AGREEMENT, dated as of                           , 200  , is executed and delivered by Principal Financial Group, Inc., a Delaware corporation (the “Guarantor”), and [                  ], a [                                ] organized under the laws of the State of Delaware, as trustee (the “Guarantee Trustee”), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of [                            ], a Delaware statutory trust (the “Issuer”).

WHEREAS, pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”), dated as of                       , 200  , among the Trustees named therein, the Guarantor, as Depositor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing                                      of its       % Preferred Securities, Series A (liquidation preference $25 per preferred security) (the “Preferred Securities”) representing preferred undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer’s Common Securities (as defined below), will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor which will be deposited with [                        ], as Property Trustee under the Trust Agreement, as trust assets; and

WHEREAS, as incentive for the Holders to purchase Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.

ARTICLE ONE

Definitions

Section 101            Definitions.  As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings.  Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, provided, however, that an Affiliate of the Guarantor shall not be deemed to include the Issuer.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Common Securities” means the securities representing common beneficial interests in the assets of the Issuer.

“Debt” means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

“Event of Default” means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

“Expenses” has the meaning specified in Section 303.

“Guarantee Payments” means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer: (i) any accrued and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Preferred Securities, to the extent the Issuer shall have funds on hand available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the “Redemption Price”), with respect to the Preferred Securities called for redemption by the Issuer to the extent the Issuer shall have funds on hand available therefor, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer, unless Debentures are distributed to the Holders, the lesser of (a) the aggregate of the liquidation preference of $25 per

2

Preferred Security plus accrued and unpaid Distributions on the Preferred Securities to the date of payment to the extent the Issuer shall have funds on hand available to make such payment and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the “Liquidation Distribution”).

“Guarantee Trustee” means [   ] (not in its individual capacity but solely in its trustee capacity), until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

“Holder” means any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, “Holder” shall not include the Guarantor, the Guarantee Trustee or any Affiliate of the Guarantor or the Guarantee Trustee.

“Indenture” means the Junior Subordinated Indenture dated as of                   , 200  , as supplemented and amended between the Guarantor and [                              ], as trustee.

“List of Holders” has the meaning specified in Section 202(1).

“Majority in liquidation preference of the Securities” means, except as provided by the Trust Indenture Act, a vote by the Holder(s), voting separately as a class, of more than 50% of the liquidation preference of all then outstanding Preferred Securities issued by the Issuer.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chairman, President, Chief Executive Officer or a Vice President, and by the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee.  Any Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

(1)           a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

(2)           a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate;

(3)           a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is necessary to enable such officer to

3

express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Responsible Officer” means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Administration department of the Guarantee Trustee with direct responsibility for the administration of this Guarantee Agreement, including any vice-president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or other officer of the Corporate Trust Office of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Senior Debt” means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Guarantor whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of this Guarantee or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Guarantee or to other Debt which is pari passu with, or subordinated to, the Guarantee; provided, however, that Senior Debt shall not be deemed to include (a) any Debt of the Guarantor which when incurred and without respect to any election under Section 11.11(b) of the Bankruptcy Reform Act of 1978, was without recourse to the Company, (b) any Debt of the Guarantor to any of its Subsidiaries, (c) Debt to any employee of the Guarantor, (d) any liability for taxes, (e) Debt or other monetary obligations to trade creditors created or assumed by the Guarantor or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services and (f) Debt issued under the Indenture and (g) the Guarantee.

“Successor Guarantee Trustee” means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 401.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

4

ARTICLE TWO

Trust Indenture Act

Section 201            Trust Indenture Act; Application.

(1)           This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

(2)           If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

Section 202            List of Holders.

(1)           The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, on or before February 15 and August 15 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders (“List of Holders”) as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied list of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such.  The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

(2)           The Guarantee Trustee shall comply with its obligations under Section 3.11(a), Section 3.11(b) and Section 3.12(b) of the Trust Indenture Act.

Section 203            Reports by the Guarantee Trustee.  Within 60 days after                              of each year, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 3.13 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 3.13 of the Trust Indenture Act.  The Guarantee Trustee shall also comply with the requirements of Section 3.13(d) of the Trust Indenture Act.

Section 204            Periodic Reports to Guarantee Trustee.  The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 3.14 of the Trust Indenture Act and the compliance certificate required by Section 3.14 of the Trust Indenture Act in the form, in the manner and at the times required by Section 3.14 of the Trust Indenture Act.

5

Section 205            Evidence of Compliance with Conditions Precedent.  The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 3.14(c) of the Trust Indenture Act.  Any certificate or opinion required to be given by an officer pursuant to Section 3.14(c)(1) may be given in the form of an Officers’ Certificate.

Section 206            Events of Default; Waiver.  The Holders of a Majority in liquidation preference of the Preferred Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences.  Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

Section 207            Events of Default; Notice.

(1)           The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided, that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

(2)           The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer of the Guarantee Trustee shall have received written notice of such Event of Default.

Section 208            Conflicting Interests.  The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 3.10(b) of the Trust Indenture Act.

ARTICLE THREE

Powers, Duties and Rights of the Guarantee Trustee

Section 301            Powers and Duties of the Guarantee Trustee.

(1)           This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to

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Section 504(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee.  The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

(2)           If an Event of Default has occurred and is continuing, the Guarantee Trustee shall, promptly upon receipt of written notice of such Event of Default, enforce this Guarantee Agreement for the benefit of the Holders.

(3)           The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied duties or covenants shall be read into this Guarantee Agreement against the Guarantee Trustee.  In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 206), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(4)           No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)           prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

(A)          the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

(B)           in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same

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to determine whether or not they conform on their face to the requirements of this Guarantee Agreement;

(b)           the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

(c)           the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation preference of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

(d)           no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 302            Certain Rights of Guarantee Trustee.

(1)           Subject to the provisions of Section 301:

(a)           The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(b)           Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers’ Certificate unless otherwise prescribed herein.

(c)           Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers’ Certificate

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which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

(d)           The Guarantee Trustee may consult with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion.  Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees.  The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

(e)           The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys’ fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 302(1)(e) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

(f)            The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(g)           The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent or attorney appointed with due care by it hereunder.

(h)           Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions

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are received, and (C) shall be protected in acting in accordance with such instructions.

(2)           No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation.  No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

Section 303            Indemnity.  The Guarantor agrees to indemnify the Guarantee Trustee (including in its individual capacity) and its officers, directors and employees for, and to hold each harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (collectively, “Expenses”).  The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.  To the fullest extent permitted by law, the Expenses (including reasonable attorneys’ fees and expenses) incurred by the Guarantee Trustee referred to above shall be paid by the Guarantor in advance upon receipt of an undertaking by or on behalf of the Guarantee Trustee to repay such amount if it shall ultimately be determined that the Guarantee Trustee is not entitled to be indemnified by the Guarantor as authorized in this Section 303.  The obligations of the Guarantor under this Section 303 shall survive termination of this Guarantee Agreement and the removal or resignation of any Guarantee Trustee.

ARTICLE FOUR

Guarantee Trustee

Section 401            Guarantee Trustee; Eligibility.

(1)           There shall at all times be a Guarantee Trustee which shall:

(a)           not be an Affiliate of the Guarantor; and

(b)           be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and shall be a corporation meeting the requirements of Section 3.10(c) of the Trust Indenture Act.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the

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supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(2)           If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 401(1), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 402(3).

(3)           If the Guarantee Trustee has or shall acquire any “conflicting interest” within the meaning of Section 3.10(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 3.10(b) of the Trust Indenture Act.

Section 402            Appointment, Removal and Resignation of the Guarantee Trustee.

(1)           Subject to Section 402(2), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

(2)           The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

(3)           The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation.  The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

(4)           If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 402 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee.  Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

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ARTICLE FIVE

Guarantee

Section 501            Guarantee.  The Guarantor, irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert.  The Guarantor’s obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

Section 502            Waiver of Notice and Demand.  The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 503            Obligations Not Affected.  The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

(1)           the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

(2)           the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

(3)           any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

(4)           the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of

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creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

(5)           any invalidity of, or defect or deficiency in, the Preferred Securities;

(6)           the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

(7)           any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 503 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

Section 504            Rights of Holders.  The Guarantor expressly acknowledges that:  (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person.

Section 505            Guarantee of Payment.  This Guarantee Agreement creates a guarantee of payment and not of collection.  This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Trust Agreement.

Section 506            Subrogation.  The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 501; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement.  If any amount shall be paid to the Guarantor in

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violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

Section 507            Independent Obligations.  The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (1) through (7), inclusive, of Section 503 hereof.

ARTICLE SIX

Covenants and Subordination

Section 601            Subordination.  This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Debt of the Guarantor.

Section 602            Pari Passu Guarantees.  This Guarantee Agreement shall rank pari passu with any similar Guarantee Agreements issued by the Guarantor on behalf of the holders of Preferred Securities issued by Principal Capital       , Principal Capital        and Principal Capital      .

ARTICLE SEVEN

Termination

Section 701            Termination.  This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Preferred Securities or (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer.  Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Securities or this Guarantee Agreement.

ARTICLE EIGHT

Miscellaneous

Section 801            Successors and Assigns.  All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.  Except in connection with a consolidation, merger

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or sale involving the Guarantor that is permitted under Article Eight of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor’s obligations hereunder, the Guarantor shall not assign its obligations hereunder.

Section 802            Amendments.  Any amendment to this Guarantee Agreement shall be in writing and executed by the Guarantor and Guarantee Trustee.  Except with respect to any changes which do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in liquidation preference of all the outstanding Preferred Securities.  The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.  The Guarantee Trustee shall not be required to enter into any amendment to this Guarantee Agreement which affects its own rights, duties or immunities under this Guarantee Agreement.  The Guarantee Trustee shall be entitled to receive and conclusively rely on an Opinion of Counsel and an Officer’s Certificate stating that any amendment to this Guarantee Agreement is in compliance with this Guarantee Agreement.

Section 803            Notices.  Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

(1)           if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa 50392
Facsimile No.:  (515) [                      ]
Attention:  [Treasurer]

(2)           if given to the Issuer, in care of the Guarantee Trustee, at the Issuer’s (and the Guarantee Trustee’s) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice to the Holders:

[                                    ]
c/o Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa 50392
Facsimile No.:  (515) [               ]
Attention:  [Treasurer]

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with a copy to:

[                                    ]
[                                               ]
Facsimile No.:  [                                               ]
Attention:  [                                               ]

(3)           if given to any Holder, at the address set forth on the books and records of the Issuer.

All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

Section 804            Benefit.  This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

Section 805            Interpretation.

In this Guarantee Agreement, unless the context otherwise requires:

(1)           capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 101;

(2)           a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

(3)           all references to “the Guarantee Agreement” or “this Guarantee Agreement” are to this Guarantee Agreement as modified, supplemented or amended from time to time;

(4)           all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

(5)           a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

(6)           a reference to the singular includes the plural and vice versa; and

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(7)           the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

Section 806            Governing Law.  THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

PRINCIPAL FINANCIAL GROUP, INC.,

By:
Name:
Title:

[	],
as Guarantee Trustee

By:
Name:
Title:

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